UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Check the appropriate box:

x	Preliminary Proxy Statement

o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

o	Definitive Proxy Statement

o	Definitive Additional Materials

o	Soliciting Material Pursuant to §240.14a-12
ATKORE INC.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x	No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting of Stockholders

AGENDA:
▪To elect the nine directors named in this proxy statement to serve until the 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting").
▪To hold a non-binding advisory vote approving executive compensation.
▪To approve of adoption of the Fourth Amended and Restated Certificate of Incorporation to, among other things, limit the liability of certain officers of the Company as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.
▪To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025.
▪To transact such other business as may properly come before the Annual Meeting of Stockholders or at any reconvened meeting following any adjournment or postponement thereof.

RECORD DATE: Only stockholders of record at the close of business on December 6, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process lowers the costs of printing and distributing our proxy materials and reduces our environmental impact, without reducing our stockholders' timely access to this important information. Accordingly, stockholders of record at the close of business on December 6, 2024 will receive a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and may vote at the Annual Meeting of Stockholders. Such stockholders will also receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about [•], 2024.

By Order of the Board of Directors,

Daniel S. Kelly
Vice President, General Counsel & Corporate Secretary
[•], 2024

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ATKORE INC.
16100 South Lathrop Avenue
Harvey, Illinois 60426

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2025

The proxy statement and annual report to stockholders are available at
www.proxyvote.com or www.investors.atkore.com

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") has been mailed to our stockholders on or about [•], 2024. Stockholders will have the ability to access the proxy materials on the websites listed above, or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability also provides instructions on how you may request that we send future proxy materials to you electronically by electronic mail or in printed form by mail. If you choose to receive future proxy materials by electronic mail, you will receive an electronic mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by electronic mail or in printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by electronic mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
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i

PROXY STATEMENT SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION YOU WILL FIND IN THIS PROXY STATEMENT. AS IT IS ONLY A SUMMARY, PLEASE REVIEW THE COMPLETE PROXY STATEMENT BEFORE YOU VOTE.

Annual Meeting Information	DATE AND TIME	LOCATION	RECORD DATE	PROXY MAIL DATE
	January 30, 2025 at 8:00 a.m. (ET)	Hilton Atlanta Marietta 500 Powder Springs St. Marietta, GA 30064	December 6, 2024	On or about [•], 2024
How to Vote	BY INTERNET	BY PHONE	BY MAIL	AT THE ANNUAL MEETING
	Visit the website listed on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Vote in person by following the instructions on page 65

Voting:    Each outstanding share of common stock is entitled to one vote.

Admission:    Space for the Annual Meeting is limited and admission will be on a first-come, first-served basis. Please see the Q&A Section on page 62 for more information on attending in person.

Annual Meeting Agenda and Vote Recommendations

Matter		Board Vote Recommendation	Page Reference (for more details)
Proposal 1	Election of Directors	✓ FOR	14
Proposal 2	Advisory Vote to Approve Executive Compensation	✓ FOR	55
Proposal 3	Adoption of Fourth Amended and Restated Certificate of Incorporation	✓ FOR	56
Proposal 4	Ratification of Selection of Independent Registered Public Accounting Firm	✓ FOR	58

In this Proxy Statement, “we,” “our,” “us,” “Atkore” and the “Company” refer to Atkore, Inc., a Delaware corporation; “Annual Meeting” refers to the 2025 Annual Meeting of Stockholders. The board of directors (the "Board") of Atkore first made this Proxy Statement and form of proxy card available to stockholders on or about [•], 2024.

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ATKORE 2025 PROXY STATEMENT     1

Good Corporate Governance Practices
Atkore is committed to keeping pace with regulatory developments, an ever evolving business landscape, and exemplary corporate governance systems. In doing so, we aim to uphold the highest standards of corporate governance, guided by our values of Accountability, Teamwork, Integrity, Respect and Excellence. Our corporate governance practices ensure that we meet investor expectations and that our actions are aligned with our environment, social and governance ("ESG") efforts.

The Nominating and Governance Committee of the Board is responsible for oversight of ESG issues generally. The Committee, and any other Board members present, are informed of ESG progress by management and members of the executive team in a structured format on a quarterly basis. Certain ESG issues remain under the oversight of specific committees and the full Board. For example, our Human Resources & Compensation Committee maintains oversight of Diversity, Equity & Inclusion, and the Board is responsible for topics such as Cybersecurity (independent Board members only) and Risk Management (full Board), on which they are briefed every quarter by Company executives.

We strive for our Board of Directors to reflect the racial, ethnic and gender diversity of our workforce and surrounding communities, and to collectively maintain a diversity of skillsets that support our business needs. Our Board currently consists of six males, three females and two persons of color. The Board of directors as a whole, each director, and each committee are evaluated on an annual basis. Results of the evaluation are reviewed to determine if action needs to be taken to improve the effectiveness of the Board and its committees.

Our Board has structured our corporate governance program to promote the long-term interests of stockholders, strengthen the Board's and management's accountability and help build trust in the Company.

✓	Unclassified Board and Annual Election of Directors
✓	Annual Board and Committee Self-Evaluations and Director Evaluations
✓	9 Director Nominees
✓	Separation of Chairman and Executive Officer Roles
✓	Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies
✓	Independent Chairs of Audit, Human Resources & Compensation and Nominating & Governance Committees
✓	Executive Compensation Driven by Pay for Performance
✓	Regular Executive Sessions of Independent Directors
✓	Stock Ownership Guidelines for Executive Officers and Directors
✓	Comprehensive Risk Oversight by the Board and its Committees
✓	Clawback Policy to Recapture Incentive Payments

Atkore achieved 3% volume growth and returned over 50% of cash flow generated from operating activities to shareholders.

Atkore's financial results for fiscal 2024 are illustrated by the following financial metrics:

▪Net sales for fiscal 2024 decreased $316.7 million to $3,202.1 million, a decrease of 9.0%, compared to $3,518.8 million for fiscal 2023

▪Net income per diluted share decreased to $12.69 from $17.27

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ATKORE 2025 PROXY STATEMENT     2

▪Gross profit for fiscal 2024 decreased $261.7 million to $1,077.8 million, a decrease of 19.5%, compared to $1,339.5 million for fiscal 2023

▪Net income decreased $217.0 million to $472.9 million for fiscal 2024, as compared to $689.9 million for fiscal 2023

▪During fiscal 2024, operating activities provided $549.0 million of cash, compared to $807.6 million during fiscal year 2023

Executive Compensation Highlights
Our executive compensation program is aligned with our business strategy and is designed to drive sustainable results, encourage executive retention, and align executive and stockholder interests.

Key features of our Executive Compensation Program:

What We Do
✓	Deliver a significant percentage of target total direct compensation in the form of variable compensation tied to performance
✓	Provide an appropriate mix of short-term and long-term compensation
✓	Require stock ownership and retention of a significant portion of equity-based awards
✓	Provide limited perquisites
✓	Engage an independent compensation consultant
✓	Allow the Company to recoup incentive compensation for executive officers through a clawback policy
✓	"Double Trigger" change in control vesting provisions
What We Don't Do
x	Gross-up excise taxes that may become due on change in control payments and benefits
x	Provide incentives that encourage excessive risk-taking
x	Guarantee incentive awards for executive officers
x	Allow hedging, pledging or short sales of our securities by our officers and directors
x	Discount or reprice stock options
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ATKORE 2025 PROXY STATEMENT     3

CORPORATE GOVERNANCE

Atkore is Committed to Good Corporate Governance and Building Better Together
Building Better Together encompasses our commitment to our stockholders, employees, customers, suppliers, stockholders, and communities to develop innovative products and achieve breakthrough results. We strive to strengthen the accountability and integrity of our Board and management to build public trust, and our corporate governance practices and policies promote the long-term interests of our stockholders, employees and the communities we operate in. The Board regularly reviews developments in corporate governance and updates its practices and governance materials as it deems necessary and appropriate.

Key Governance Materials
✓	Certificate of Incorporation
✓	Bylaws
✓	Corporate Governance Guidelines
✓	Charter for Each Board Committee
✓	Code of Business Conduct and Ethics
✓	Code of Financial Ethics
✓	Whistleblower Protection Policy
✓	Human Rights Policy
✓	Supplier Integrity and Sustainability Standards
✓	Anti-Bribery and Anti-Corporation Policy
These documents are available on our website at https://investors.atkore.com/investors/governance

Environment, Social and Governance
Atkore’s commitment to responsible and sustainable business practices is deeply ingrained throughout our company and reflected in the Atkore Business System fundamentals of Strategy, People, and Process. On our journey to Build Better Together, we seek a balance between profitability and protection of all stakeholders, while reducing our impact on climate and the environment. Our focus is on maintaining an organization that provides opportunities for all employees, maintains the highest standards of integrity and exemplary corporate governance, and supports the communities our employees call home. We believe doing the right things for our stakeholders will result in continuing business success. The following is summary of our ESG initiatives. To learn more, view our Sustainability Report at https://investors.atkore.com/about-us/environment-social-and-governance/overview.

Environment, Health and Safety
Atkore seeks to comply with all applicable environmental, health and safety laws, including those governing air emissions, hazardous waste management and wastewater discharges. We view sustainability as critical to the strength, safety and longevity of our business. We drive continuous improvement in safety and environmental performance standards through our Safety and Environment Management System (SEMS), with which all employees, contractors and visitors are required to comply. Today, each of our sites monitor safety performance on a routine basis as part of SEMS.

Atkore continues to drive improvements in energy performance across our manufacturing sites and office buildings. Through our ongoing partnership with ENERGY STAR® and internal initiatives, we take action to use natural resources responsibly, reduce waste, preserve water, and decrease our greenhouse gas emissions.

Our products also provide an opportunity for Atkore to contribute to mitigating climate impacts. We continue to increase product offerings that support a lower-carbon economy, such as our solar support solutions and lighter-weight, durable conduit products.

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ATKORE 2025 PROXY STATEMENT     4

Diversity, Equity and Inclusion ("DEI")
We believe that supporting a diverse, equitable and inclusive workplace fosters a culture of openness and is key to achieving our business strategy. Our DEI philosophy, programs and practices helps create a workplace that is welcoming to all and represents diversity of thought, backgrounds and personal experiences, which unlocks an employee’s individual potential and Atkore’s organizational potential. We regularly evaluate our progress on DEI, from the factory floor to the executive team. Our DEI Steering Committee, in partnership with each facility's site specific DEI Champion, leads many of our programs and internal efforts, evaluating how we can continue to improve and create a more inclusive culture. Atkore’s DEI calendar helps us celebrate the diversity of our employees and communities.

In 2023, we expanded the scope of DEI related training offerings, building upon our required unconscious bias training for salaried and hourly employees and reflecting our ambition to embed equity and inclusion across our business. In 2022, we also expanded our anti-harassment policy to expressly prohibit bullying, in addition to discrimination and all forms of harassment, and all Atkore employees are required to complete anti-harassment training. Our DEI Steering Committee sponsored a number of community events and contributions in 2024, including back-to-school backpack drives for lower social-economic communities, and engagement with a variety of LGBTQIA+ community organizations, including as a sponsor for the Center on Halsted's gala and career fair in Chicago, Illinois.

Human Capital Management
One of the three fundamentals of the Atkore Business System is People. To continue our success and build a better future together, we must attract and retain high-caliber talent. We dedicate significant resources to develop and support our employees. In addition to many other awards, in 2024, Atkore was recognized as a Great Place to Work-Certified TM company for the fourth year in a row.

Nothing is more important than the safety and well-being of our employees. In 2021, we launched our safety brand “Let’s Make It Home,” a safety program encompassing our commitment to safety and reinforcing our commitment to working safely, bringing your authentic self to work, and getting home to our families and loved ones. Developed by and for employees, Let’s Make It Home makes safety at Atkore personal and reminds everyone that safety is integral to every action.

Atkore is committed to supporting human rights and fair labor practices for our employees, suppliers, contractors and business partners. We will not tolerate human rights abuses of any kind, including human trafficking, child labor or incidents of corruption within our company or supply chain. Our Human Rights Policy defines our dedication to protecting human rights, is informed by our core values and is aligned with national and international principles of human rights. In 2023, we launched a Human Trafficking Awareness and Prevention Training for our employees.

Data Privacy/Cybersecurity
Strong data privacy and cybersecurity measures are a business imperative. The independent members of our Board of Directors play an important oversight role and review cybersecurity measures quarterly with the Company's executives. Atkore has implemented many policies and procedures to safeguard our business against digital attacks, including multi-factor authentication, third-party tools, a crisis playbook and mandatory monthly training and testing for our employees. Within our IT department, we have a dedicated team responsible for cybersecurity. We have also developed a cyber-dashboard and three-year roadmap informed by the Center for Internet Security framework to guide our short-and-long-term initiatives. Our Board members can participate in the same monthly cybersecurity training and testing as our employees and Mr. Kershaw, as a cybersecurity consultant and the former head of IT and Cybersecurity for Cargill Incorporated, remains well versed in this rapidly evolving and dynamic area and provides his insights to the Board. As the cybersecurity landscape continues to evolve, Atkore will continue to evaluate its policies, procedures and resources accordingly.
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ATKORE 2025 PROXY STATEMENT     5

About the Board of Directors and Corporate Governance

Michael V. Schrock
Director and Chairman of the Board

B. Joanne Edwards
Director

Jeri L. Isbell
Director

Wilbert W. James, Jr.
Director

Justin A. Kershaw
Director

Scott H. Muse
Director

William E. Waltz
President and Chief Executive Officer, Director

Betty R. Wynn
Director

A. Mark Zeffiro
Director

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on the investor relations portion of our website at http://investors.atkore.com/governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The Nominating and Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board any changes to the guidelines. The Company's Corporate Governance Guidelines limit non-employee directors to no more than four total public company boards. At the August 2024 meeting, the Board unanimously resolved to change the Director Mandatory Retirement Age included in the Corporate Governance Guidelines from the age of 72 to the age of 75.

Code of Business Conduct and Ethics and Financial Code of Ethics
We have a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, and our Board has adopted a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, corporate officers with financial, accounting and reporting responsibilities, including the Corporate Controller, Treasurer and chief accounting officers, and any other person performing similar tasks or functions. The Financial Code of Ethics and the Code of Business Conduct and Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Financial Code of Ethics and the Code of Business Conduct and Ethics are available on our website at https://investors.atkore.com/investors/governance.
We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our officers, including our Chief Executive Officer, Chief Financial Officer, corporate officers with financial, accounting and reporting responsibilities, including the
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ATKORE 2025 PROXY STATEMENT     6

Corporate Controller, Treasurer and chief accounting officers, and any other person performing similar tasks or functions, and our directors, by posting such information on our website at:
https://investors.atkore.com/investors/governance.

Insider Trading Policies
We have adopted insider trading policies and procedures that govern the purchase, sale and/or other dispositions of our securities by directors, officers, and employees, together with their immediate family members and other persons living in their households. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE standards. While we have not adopted formal policies and procedures with respect to the Company’s transactions in its own securities, it is our policy to comply with all insider trading laws and NYSE standards. Copies of our insider trading policies were filed as exhibits to our Form 10-K for the year ended September 30, 2024.

Director Independence
Our Board determined, after considering all of the relevant facts and circumstances, that all members of the Board, with the exception of Mr. Waltz, are “independent” as defined under NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rules and regulations. This means that none of the independent directors have any direct or indirect material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with Atkore.

Board Leadership Structure
Our Board is led by our non-executive Chairman, Mr. Michael V. Schrock. As stated in our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time. The Board believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. If the Board chooses to combine the offices of Chairman and CEO in the future, a lead director will be appointed annually by the independent directors. The Board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Meetings of the Board of Directors and Attendance at the Annual Meeting
Our Board held four meetings during the fiscal year ended September 30, 2024. Each of our directors attended at least 75% of the total number of meetings of the Board and any committees during the period in which he or she was a director or a member of such committee, as applicable.

Directors are required to attend our annual meetings. All Board members who served as members of the Board at the time of the 2024 Annual Meeting of Stockholders attended last year’s annual meeting.

Annual Evaluation of the Board, Directors and Committees
The Board evaluates the performance of the Board of directors as a whole, each director and each committee on an annual basis. The evaluation is conducted through a survey where each director records his or her views anonymously on Board and committee performance, including the Company’s performance as relates to Board activities. The entire Board reviews the results of the survey and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness, and the effectiveness of each committee. The evaluation also includes a component, coordinated by the Chairman of the Board, relating to individual director performance, CEO priorities and improvements for the Board and the Company in the coming year.

Communications with the Board
Any stockholder or interested party who wishes to communicate with our Board as a whole, the independent directors, or any individual member of the Board or any committee of the Board may write to or email the Company at: Atkore Inc., c/o Corporate Secretary (Legal Department), 16100 South Lathrop Avenue, Harvey, Illinois, 60426 or BoardofDirectors@atkore.com.

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ATKORE 2025 PROXY STATEMENT     7

The Board has designated the Company’s Corporate Secretary as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The Corporate Secretary may communicate with the sender for any clarification. In addition, the Corporate Secretary will promptly forward to the Chair of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company. As an initial matter, the Corporate Secretary will determine whether the communication is a proper communication for the Board. The Corporate Secretary will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company.

Separately, the Audit Committee has established a whistleblower policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters.
Board Composition
Under our Certificate of Incorporation, the number of members on our Board may be fixed by resolution adopted from time to time by the Board. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Our Board is currently composed of nine members. Under our currently applicable Certificate of Incorporation and By-laws, at each annual meeting of stockholders the successors of the directors are elected to hold office for a one-year term, expiring at the next annual meeting of stockholders following the year of their election. The Board is therefore asking you to elect all nine nominees for director whose terms expire at the Annual Meeting. See “Proposal 1—Election of Directors” below.

Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management. The committees of the Board, as described more fully below, also meet regularly in executive session.

Board Committees
Our Board maintains an Audit Committee, a Human Resources & Compensation Committee, a Nominating & Governance Committee and an Executive Committee. The following table shows the current members and chair of each committee and the number of meetings held during fiscal year 2024. The Board has a five-year term limit for committee chair positions.

	Audit	HR & Compensation	Nominating & Governance	Executive
Michael V. Schrock				X
B. Joanne Edwards		X	X
Jeri L. Isbell		X	X*	X
Wilbert W. James, Jr.	X		X
Justin A. Kershaw	X	X*		X
Scott H. Muse	X		X
William E. Waltz, Jr.				X
Betty R. Wynn	X*		X	X
A. Mark Zeffiro	X-	X
Number of Meetings	4	5	4	0
X= Current Committee Member; * = Chair
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ATKORE 2025 PROXY STATEMENT     8

Each member of the Board was invited to attend any committee meeting, even if he or she was not a member of that committee, and most often this past year, the full Board attended each committee meeting.

Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee is responsible for reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee addresses the committee's purpose and responsibilities and the requirement that there be an annual performance evaluation of the Audit Committee. The charter of our Audit Committee is available on our website at https://investors.atkore.com/investors/governance.

The members of our Audit Committee for the full year were Mrs. Wynn (Chair), Messrs. James, Kershaw, Muse and Zeffiro for a total of five members. Our Board has designated Mr. Zeffiro, Mrs. Wynn, and Ms. Isbell as an “audit committee financial expert,” and each of the members has been determined to be “financially literate” under NYSE rules. Our Board has also determined that each of the members is “independent” as defined under the NYSE rules and the Exchange Act and rules and regulations promulgated thereunder; therefore, we meet the independence requirements of Rule 10A-3 under the Exchange Act or the NYSE rules. The charter of our Audit Committee states that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than three public companies (including the Company), unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Company’s Audit Committee. As of the date of this proxy statement, none of our Audit Committee members are serving on more than three audit committees of public companies.

Human Resources & Compensation Committee
Our Human Resources & Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements, if any, with, the executive officers and directors of our company and its subsidiaries (including the Chief Executive Officer, subject to final approval by our Board), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our company and its subsidiaries. Our Human Resources & Compensation Committee is also responsible for periodically reviewing management development and succession plans. The charter of our Human Resources & Compensation Committee is available on our website at https://investors.atkore.com/investors/governance.

The members of our Human Resources & Compensation Committee are Mses. Isbell and Edwards and Messrs. Kershaw (Chair) and Zeffiro, all of whom are independent directors; therefore, the committee meets all NYSE listing requirements. The written charter of our Human Resources & Compensation Committee addresses the committee’s purpose and responsibilities and the requirement that there be an annual performance evaluation of the Human Resources & Compensation Committee.

The Human Resources & Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During fiscal year 2024, the committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers and non-employee directors. FW Cook is a global professional services company. The Human Resources & Compensation Committee performed an assessment of FW Cook’s independence to determine whether the consultant is independent, taking into account FW Cook’s executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that
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ATKORE 2025 PROXY STATEMENT     9

assessment, the Human Resources & Compensation Committee determined that the firm’s work has not raised any conflict of interest and the firm is independent.

Nominating and Governance Committee
Our Nominating and Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates for election to our Board, reviewing the composition of the Board and its committees, developing and recommending to the Board corporate governance guidelines that are applicable to us, and overseeing Board evaluations. The charter of our Nominating and Governance Committee is available on our website at http://investors.atkore.com/governance.

The members of our Nominating and Governance Committee are Mses. Isbell (Chair), Edwards and Wynn and Messrs. Muse and James, all of whom are independent directors; therefore, the committee meets all NYSE listing requirements. The written charter of our Nominating and Governance Committee addresses the committee’s purpose and responsibilities and the requirement that there be an annual performance evaluation of the Nominating and Governance Committee.

Executive Committee
The Executive Committee is responsible, among its other duties and responsibilities, for assisting the Board with its responsibility and, except as may be limited by law, our Certificate of Incorporation or our By-laws, to act as specifically assigned by the Board between Board meetings or when it is otherwise impracticable for the full Board to act. The charter of our Executive Committee is available on the investor relations portion of our website at http://investors.atkore.com/governance. The members of our Executive Committee are Messrs. Schrock (Chair), Kershaw and Waltz and Mses. Isbell and Wynn.

Human Resources & Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, our Human Resources & Compensation Committee was comprised of Mses. Isbell and Edwards and Messrs. Kershaw (Chair) and Zeffiro. No member of our Human Resources & Compensation Committee was a former or current officer or employee of the Company or any of its subsidiaries in fiscal year 2024. In addition, none of our executive officers served as a director or as a member of the Human Resources & Compensation Committee of a company that had an executive officer serve as a director or as a member of our Human Resources & Compensation Committee.

Risk Oversight
Our Board as a whole has responsibility for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning. The independent members of the Board also receive an update from Company executives on cyber-related activities at each Board meeting and has not delegated responsibility for evaluating cyber security risks to any committee. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, including oversight on compliance related to legal and regulatory exposure and meets regularly with our chief legal and compliance personnel. Our Human Resources & Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Human Resources & Compensation Committee provide reports to the full Board regarding these and other matters. The Nominating & Governance Committee has oversight responsibility for many ESG matters.

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ATKORE 2025 PROXY STATEMENT     10

Selection of Nominees for Election to the Board
Our Corporate Governance Guidelines provide that the Nominating and Governance Committee will identify and recommend that the Board select board candidates who the Nominating and Governance Committee believes are qualified and suitable to become members of the Board consistent with the criteria for selection of new directors adopted from time to time by the Board. The Nominating and Governance Committee considers the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors. The Nominating and Governance Committee also considers the general qualifications of the potential nominees, such as strong values and discipline, high ethical standards, a commitment to full Board participation on the Board and its committees, and relevant career experience, along with other skills and characteristics that meet the current needs of the Board, including the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with manufacturing, operations, finance or marketing or other functions or fields which will complement the talents of the other Board members; public company experience; ability to work professionally and effectively with other Board members and the Company’s management; availability to remain on the Board long enough to make an effective contribution; satisfaction of applicable independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

In identifying candidates for election to the Board, the Nominating and Governance Committee considers nominees recommended by directors, stockholders and other sources. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The Nominating and Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board for consideration by the Nominating and Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Atkore Inc., c/o Corporate Secretary (Legal Department), 16100 South Lathrop Avenue, Harvey, Illinois, 60426. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board. Our currently applicable By-laws set forth the requirements for direct nomination by a stockholder of persons for election to the Board.

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ATKORE 2025 PROXY STATEMENT     11

Director Skills and Attributes
Our Board members offer a diverse range of knowledge, skills, experiences and attributes relevant to our business and industry. The following is a summary of director skills, core competencies and attributes.

Atkore Board Composition Skill and Diversity Matrix	Schrock	Edwards	Isbell	James	Kershaw	Muse	Waltz	Wynn	Zeffiro
Business Development & Strategic Growth Oversight of strategy planning, business development, or mergers and acquisitions in a large organization operating in multiple geographies.	▲	▲		▲		▲	▲	▲	▲
Enterprise Risk Management Experience with the identification, evaluation, and prioritization of risks and strategies to minimize, monitor, and control risk impact.	△		△	△	△	△	△	△	▲
Environmental, Social, & Governance Management of a social responsibility or sustainability program; understanding of public company governance responsibilities.	△	△	▲	△		△	△	△	△
Executive Leadership Service as a public company CEO, CFO, or other executive officer; or as a senior executive, division president, or functional leader within a complex organization.	▲	▲	▲	▲	▲	▲	▲	▲	▲
Finance & Accounting Financially literate, as required to serve on an audit committee, including the ability to read and understand the fundamental financial statements of the Company.	△	△	▲ FE	△		△	△	▲ FE	▲ FE
Global Business Leadership of a multinational company or focus on global industry dynamics and international management.	▲	△	▲	▲	▲	△	▲	△	▲
Human Capital & Talent Management Specific focus on strategic workforce planning, career development programs, or establishing and leading compensation and benefits programs.	△		▲	▲		▲			△
Information Technology & Cyber Security Information technology management experience, including assessing and leveraging digital technologies and innovations, data management, and responsibility for security architecture and cybersecurity matters.	△			△	▲		△	▲	△
Manufacturing & Operations Experience in the oversight of large-scale operations, including manufacturing or supply chain management.	▲	▲		▲	△	▲	▲	△	▲
Public Company Board Experience (other than ATKR) Past or present service on a public company board of directors.	▲	▲	▲	▲			▲	▲	▲
Relevant Industry Experience Insight into the markets and industries the Company serves, including its products, technologies, customers, competitors, and trends.	▲	▲			△	▲	△	▲	
Sales, Marketing, & Commercial Management Experience in brand management and growing market share and revenue through a variety of go-to-market channels.	▲	▲				▲	▲		△
ATKR Board Tenure (Years)	6	2	9	7	7	9	6	6	9
Age	71	68	67	68	63	67	60	66	58
LGBTQIA+									
Gender (Male-M / Female-F / Other-O)									
Male	X			X	X	X	X		X
Female		X	X					X	
Racial / Ethnicity									
African American or Black		X		X					
Alaskan Native or Native American									
Asian									
Caucasian or White	X		X		X	X	X	X	X
Hispanic or Latinx									
Native Hawaiian or Pacific Islander									

▲ Indicates a key skill or experience that is particularly relevant to a Director's service on Atkore's Board and is given additional weighting when the combined expertise of the Board is considered for planning purposes.

△ Indicates a skill or experience that is relevant to a Director's service on Atkore's Board. A Director may possess meaningful experience or skill in an area that lacks an "△".

FE Indicates the Director has been determined to be an audit committee financial expert.

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ATKORE 2025 PROXY STATEMENT     12

Director Compensation
Our non-employee directors were paid an annual retainer fee of $100,000, which was paid on a quarterly basis at the beginning of the "Board Calendar" year, which begins as of the date of the annual meeting of stockholders each year. In addition, the chair of the Board received an additional cash retainer of $140,000, the chair of the Audit Committee received an additional annual cash retainer of $20,000, the chair of the Human Resources & Compensation Committee received an additional annual cash retainer of $15,000 and the chair of the Nominating and Governance Committee received an additional annual cash retainer of $15,000.

In addition to the cash retainer, we provide outside directors with an annual equity award of restricted stock units ("RSUs") equal to $140,000. These RSUs are generally be subject to a one-year vesting schedule based on the director’s continued service.

The Board has adopted stock ownership guidelines for its members. The Board believes that setting these ownership guidelines will enhance directors’ alignment with other stockholders. The Committee expects that these ownership guidelines will be met over time and intends to review director stock ownership levels on an annual basis, but has not yet adopted any specific time frame for directors to meet the ownership guidelines. Under the ownership guidelines, members of the Board are expected to hold stock valued at five times the annual cash retainer. The annual cash retainer is currently set at $100,000, resulting in a current expectation to hold stock valued at $500,000.

Until a director meets the stock ownership requirements set forth above, he or she must retain a specified percentage of after-tax “net profit shares” realized from the vesting of RSUs. Net profit shares are calculated using the maximum marginal federal, state and local employment and income tax rates. The percentages of the net profit shares required to be retained are as follows:

Participants	Retention Percentage
Non-employee Directors	100%

The compensation paid to our non-employee directors quantified in the table below reflects payments and grants made by the Company during fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Michael V. Schrock	240,000	149,968	—	389,968
A. Mark Zeffiro	100,000	149,968	—	249,968
Jeri L. Isbell	115,000	149,968	—	264,968
B. Joanne Edwards	100,000	149,968	—	249,968
Scott H. Muse	100,000	149,968	—	249,968
Justin A. Kershaw	115,000	149,968	—	264,968
Wilbert W. James, Jr.	100,000	149,968	—	249,968
Betty R. Wynn	120,000	149,968	—	269,968
(1)Each of the Company's Directors was granted 956 RSUs at a per share grant date value of $156.87. The amount above reflects the grant date fair value of the stock awards, determined in accordance with FASB ASC Topic 718. See Note 5 "Stock Incentive Plan" to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for additional detail regarding assumptions underlying the valuation of our equity awards.
(2)As of September 30, 2024, the outstanding equity awards held by our non-employee directors included: Mr. Schrock, 963; Mr. Zeffiro, 12,004; Ms. Isbell, 25,585; Ms. Edwards, 963; Mr. Muse, 22,975; Mr. Kershaw, 16,809; Mr. James, 15,307; and Mrs. Wynn, 16,183. All of the shares reported include matching dividend equivalent units (DEU) equal to the value of Atkore's quarterly dividend payments throughout the fiscal year.
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ATKORE 2025 PROXY STATEMENT     13

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES
The Board has nominated the following 9 individuals, all of whom are currently serving on our Board, for election at the Annual Meeting to serve as directors until the 2026 Annual Meeting and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

•B. Joanne Edwards
•Jeri L. Isbell
•Wilbert W. James, Jr.
•Justin A. Kershaw
•Scott H. Muse
•Michael V. Schrock
•William E. Waltz, Jr.
•Betty R. Wynn
•A. Mark Zeffiro

Each nominee was nominated by the Board on the recommendation of the Nominating & Governance Committee. The Board has found each nominee to be qualified based on his or her qualifications, experience, attributes, skills and whether he or she meets the applicable independence standards. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board may determine.

Set forth on the following pages is biographical information, as well as background information, relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills and why the Board and Nominating and Governance Committee believe each individual is a valuable member of the Board. The respective age of each individual below is as of December 6, 2024.

REQUIRED VOTE
The nominees for director will be elected by the affirmative vote of the holders of a majority of the votes validly cast in such election. In accordance with our currently applicable By-laws, stockholders do not have the right to cumulate their votes for the election of directors. Broker non-votes and abstentions are not treated as votes cast and will have no effect on the outcome of this proposal.

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED.

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ATKORE 2025 PROXY STATEMENT     14

Director Since: 2023
Age: 68
Other Public Company Boards: Standex International Corporation
Board Committees: Human Resources & Compensation; Nominating & Governance

B. JOANNE EDWARDS
Retired, Senior Vice President & General Manager, Residential & Wiring Devices, Eaton Corporation Plc

Prior to her retirement in 2017, Ms. Edwards worked for Eaton Corporation Plc, as Senior Vice President & General Manager, Residential & Wiring Device Business. Prior to her distinguished career as a senior executive at Eaton, she served in various capacities with increasingly responsible roles with strategic, financial and operational reach at global diversified manufacturing companies, including Schneider Electric and Square D Company. Over the last two decades, she has also served on various for-profit and non-profit boards, notably foundations and councils that aim to help the underserved and underprivileged segments of the population. Ms. Edwards currently serves on the Board of Directors of Standex International Corporation (NYSE: SXI) and Amsted Industries (private). Ms. Edwards holds a BBA in Business Management from Kent State University.

Qualifications: Ms. Edward's strategic, financial and operational experience from within the segments served by the Company provide our Board with insight into the challenges and opportunities in the electrical manufacturing sector.

Director Since: 2015
Age: 67
Other Public Company Boards: SiteOne Landscape Supply Inc.
Board Committees: Human Resources & Compensation; Nominating & Governance; Executive

JERI L. ISBELL
Retired, Vice President of Human Resources & Corporate Communications of Lexmark International Inc.

Ms. Isbell became a director in 2015. Until her retirement in December 2016, Ms. Isbell was the Vice President of Human Resources & Corporate Communications for Lexmark International, Inc., a manufacturer of imaging and output technology and provider of enterprise services, a position she held since February 2003. Prior to that, Ms. Isbell held a number of leadership positions at Lexmark, including Vice President, Compensation and Employee Programs and Vice President, Finance and U.S. Controller. Prior to joining Lexmark in 1991, Ms. Isbell held various positions at IBM. Ms. Isbell is a director of SiteOne Landscape Supply Inc. (NYSE; SITE). Ms. Isbell holds a B.B.A. in Accounting from Eastern Kentucky University and an M.B.A. from Xavier University. She is a certified public accountant, a National Association of Corporate Directors Board Leadership Fellow, NACD Directorship Certified and was selected as a 2021 NACD Directorship 100.

Qualifications: Ms. Isbell's human resources, financial, and communications leadership positions provide our Board with insight into key issues and market practices in these areas for public companies.

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ATKORE 2025 PROXY STATEMENT     15

Director Since: 2017
Age: 68
Other Public Company Boards: None currently
Board Committees: Audit, Nominating & Governance

WILBERT W. JAMES, JR.
Retired, President of Toyota Motor Manufacturing of Kentucky, Inc.

Mr. James became a director in 2017. Mr. James was the President of Toyota Motor Manufacturing of Kentucky, Inc. (TMMK) from June 2010 through December 2017, which included Toyota's largest manufacturing plant in the world. Prior to becoming President, Mr. James worked in various positions within Toyota Motor's U.S. operations for 23 additional years. Mr. James is a director of Cornerstone Building Brands (private). He holds a B.S. in Mechanical Engineering Technology from Old Dominion University.

Qualifications: Mr. James' experience in manufacturing and operations, with a significant focus in lean manufacturing, helps provide the Board with insight into various operational, financial and strategic issues the Company encounters.

Director Since: 2017
Age: 63
Other Public Company Boards: None currently
Board Committees: Audit, Human Resources & Compensation; Executive

JUSTIN A. KERSHAW
Retired, Corporate Vice President and Chief Information Officer of Cargill, Incorporated.

Mr. Kershaw became a director in 2017. In March 2023, he founded and is currently president of FourCorners Cyber, a cybersecurity consulting services company focused on the continual improvement of its clients' information security posture. Mr. Kershaw was the Corporate Vice President and Chief Information Officer of Cargill, Incorporated, a leading provider of food, agricultural, financial and industrial products until his retirement in April of 2022. Mr. Kershaw has also served as an advisor and coach in Accenture plc's Luminary Program. Prior to Cargill, he was the Senior Vice President and CIO at the Industrial Sector of Eaton Corporation. Earlier, while the CIO of W.L. Gore and Associates, he also served as an original member of the State of Delaware’s Information Technology Investment Council. Mr. Kershaw serves as a Board Advisor to the University of Minnesota's Carlson School of Data and Information Sciences and was the founding Cybersecurity Chairperson of the North American Meat Institute (NAMI), where he still serves on the cybersecurity committee. He holds a B.A. in Economics from LaSalle University.

Qualifications: Mr. Kershaw’s global work experience in the broad technology sector provides the Board with insight into various international operational, technology and strategic issues the Company encounters and his cybersecurity counseling provides the Board with awareness into this rapidly evolving and dynamic area.

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ATKORE 2025 PROXY STATEMENT     16

Director Since: 2015
Age: 67
Other Public Company Boards: None currently
Board Committees: Audit, Nominating & Governance

SCOTT H. MUSE
Retired, President of Hubbell Lighting Inc.

Mr. Muse became a director in 2015. From 2002 until he retired in 2014, Mr. Muse served as President of Hubbell Lighting Inc., a leading manufacturer of lighting fixtures and controls, and Group Vice President of Hubbell Inc., the parent company of Hubbell Lighting, an international manufacturer of electrical and electronic products for non-residential and residential construction, industrial and utility applications. Prior to that, Mr. Muse was President and Chief Executive Officer of Lighting Corporation of America from 2000 to 2002 and President of Progress Lighting from 1993 to 2000. Additionally, he held leadership and management positions at Thomas Industries, American Electric and Thomas & Betts. Mr. Muse began his career in the electrical manufacturing industry in 1979. Mr. Muse served on electrical industry association boards, including the Board of Governors of the American Lighting Association (ALA) and the National Electrical Manufacturers Association (NEMA) - Lighting Board of Governors. In addition, he served on nonprofit boards with national relevance in the areas of performing arts, children's museum and the YMCA, providing strategic, financial and governance leadership. Mr. Muse holds a B.S. in Business Administration from Georgia Southern University.

Qualifications: Mr. Muse’s extensive knowledge and experience in business, leadership, sales, marketing and operations management provide our Board with insight into the challenges and opportunities in the electrical manufacturing sector.

Director Since: 2018
Age: 71
Other Public Company Boards: Plexus Corporation
Board Committees: Executive

MICHAEL V. SCHROCK
Senior Operating Advisor of Oak Hill Capital Partners, from 2014 to 2024

Mr. Schrock became a director in May 2018 and has served as Chairman of our Board of directors since August 2018. From 2014 to 2024, Mr. Schrock served as a senior operating advisor of Oak Hill Capital Partners. He retired in 2013 from Pentair LLC, a global water, fluid, thermal management, and equipment protection company.  Mr. Schrock began his Pentair career in 1998, where he most recently served as President and Chief Operating Officer, beginning in 2006.  His other roles at Pentair included President of Water Technologies Americas and President of the Pump and Pool Group and President and COO of Pentair Technical Products.  Prior to joining Pentair, Mr. Schrock held numerous senior leadership positions at Honeywell International Inc.  He currently serves on the board of directors of Plexus Corporation (NASDAQ: PLXS) and SafeFleet Corporation (private), as well as serving on the Board of Governors of the St. Thomas School of Engineering. Mr. Schrock earned a B.S. from Bradley University and an M.B.A. from the Kellogg School at Northwestern University.

Qualifications: Mr. Schrock brings more than forty years of experience in the electrical industry and more than a dozen years of experience on public company boards, including service as a lead director, to our Board.
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ATKORE 2025 PROXY STATEMENT     17

Director Since: 2018
Age: 60
Other Public Company Boards: Quanex Building Products Corporation
Board Committees: Executive

WILLIAM E. WALTZ, JR.
President and Chief Executive Officer of Atkore Inc.

Mr. Waltz became a director and the President and Chief Executive Officer of Atkore Inc. in 2018. Prior to that, he served in several other Company executive roles, including Chief Operating Officer and Group President of the Atkore Electrical division. From 2009 until joining Atkore in 2013, Mr. Waltz was Chairman and Chief Executive Officer at Strategic Materials, Inc. Prior to that, he spent 15 years in various divisions of Pentair plc, including President-Pentair Flow Technologies. Mr. Waltz began his career at General Electric Company and as a Deloitte management consultant. Mr. Waltz earned a Masters of Business Administration from Northwestern University, Kellogg Graduate School of Management, a Masters of Science in Computer Science from Villanova University, a Bachelor of Science in Industrial Engineering from Pennsylvania State University, and was a graduate of General Electric’s Information Systems Management Program. In addition to serving on Atkore’s Board of Directors, Mr. Waltz serves as a Director of Quanex Building Products Corporation (NYSE: NX), a Governor for the National Electrical Manufacturers Association (NEMA) and serves as a National Association of Electrical Distributors (NAED) board member.

Qualifications: Mr. Waltz's intimate knowledge of the Company's day-to-day operations as President and Chief Executive Officer and his significant prior experience in the Company's industry qualify him to serve on our Board of directors.

Director Since: 2018
Age: 66
Other Public Company Boards: Everus Construction Group, Inc.
Board Committees: Audit, Executive, Nominating & Governance

BETTY R. WYNN
Retired, Senior Vice President, Chief Financial Officer of MYR Group Inc.

Mrs. Wynn became a director in August 2018. Mrs. Wynn was the Senior Vice President and Chief Financial Officer (and was Treasurer until late 2020) of MYR Group Inc., a publicly-traded, North American electrical contractor specializing in transmission, distribution, substation, commercial and industrial construction. She retired from MYR Group in May 2022. Prior to MYR Group, Mrs. Wynn held various executive positions within manufacturing and construction industries, including chief financial officer roles at Faith Technologies, Inc., Sloan Valve Company, and Block and Company, Inc. In addition, Mrs. Wynn has eleven years of audit experience during her tenure at Deloitte & Touche LLP. Mrs. Wynn previously served on the MYR Group board of directors from 2007 to 2015 before joining the company’s executive leadership team. In addition to serving on Atkore's Board of Directors, Mrs. Wynn serves as a Director of Everus Construction Group, Inc. (NYSE: ECG). Mrs. Wynn earned a bachelor’s degree in business administration from Loyola University, Chicago and is a certified public accountant.

Qualifications: Mrs. Wynn brings both financial expertise and more than twenty years' experience with electrical contractors to our Board.

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ATKORE 2025 PROXY STATEMENT     18

Director Since: 2015
Age: 58
Other Public Company Boards: None currently
Board Committees: Audit, Human Resources & Compensation

A. MARK ZEFFIRO
Managing Partner, Brooks International

Mr. Zeffiro became a director in 2015. Mr. Zeffiro joined Brooks International in 2021 as a Managing Partner of this management services firm, specializing in the design, acceleration and execution of its client's strategic imperatives. Prior to Brooks International, he was the President and Chief Executive Officer at Horizon Global Corporation, a designer, manufacturer and distributor of custom-engineered towing, trailering, cargo management products and accessories, until May of 2018. In July 2015, Horizon Global was formed as a stand-alone, publicly traded company from a division of TriMas Corporation, where Mr. Zeffiro was Group President. Prior to that, Mr. Zeffiro spent seven years as the Chief Financial Officer at TriMas with responsibility for investor relations, financial planning, external reporting, business analysis, treasury, tax and corporate capital. Mr. Zeffiro also spent four years at Black and Decker Corporation as Vice President of Finance for Global Consumer Products Group and Vice President of Finance for the U.S. Consumer Products Group. Mr. Zeffiro began his career at General Electric Company, where he held roles of progressive responsibility during his 15-year tenure, culminating in the position of Chief Financial Officer of the Americas and Global Imaging Equipment division within the GE Medical Systems Group. Mr. Zeffiro earned a B.S. in Quantitative Analytics from Bentley College.

Qualifications: Mr. Zeffiro’s leadership positions provide our Board with insight into improving financial and operational performance at public companies.

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ATKORE 2025 PROXY STATEMENT     19

EXECUTIVE OFFICERS AND COMPENSATION

The following pages set forth certain information concerning our executive officers as of December 6, 2024.

President and Chief Executive Officer, Director
Officer Since: 2013
Age: 60

WILLIAM E. WALTZ, JR.
Mr. Waltz. became a director and the President and Chief Executive Officer of Atkore Inc. in 2018. Prior to that, he served in several other Company executive roles, including Chief Operating Officer and Group President of the Atkore Electrical division. From 2009 until joining Atkore in 2013, Mr. Waltz was Chairman and Chief Executive Officer at Strategic Materials, Inc. Prior to that, he spent 15 years in various divisions of Pentair plc, including President-Pentair Flow Technologies. Mr. Waltz began his career at General Electric Company and as a Deloitte Management consultant. Mr. Waltz earned a Masters of Business Administration from Northwestern University, Kellogg Graduate School of Management, a Masters of Science in Computer Science from Villanova University, a Bachelor of Science in Industrial Engineering from Pennsylvania State University, and was a graduate of General Electric’s Information Systems Management Program. In addition to serving on Atkore’s Board of directors, Mr. Waltz serves as a Director of Quanex Building Products Corporation (NYSE: NX), a Governor for the National Electrical Manufacturers Association (NEMA) and serves as a National Association of Electrical Distributors (NAED) board member.

Vice President, Chief Financial Officer
Officer Since: August 9, 2024
Age: 42

JOHN M. DEITZER
Mr. Deitzer was promoted to this position in August 2024 after serving as Vice President of Finance – Electrical business unit. He joined the Company in 2019, serving as Vice President of Investor Relations and then quickly adding oversight of Environment, Social and Governance initiatives as well as the Treasury responsibilities. Prior to that, Mr. Deitzer spent four years at Alcoa Corporation in Investor Relations and Management Consulting & Strategy roles. Mr. Deitzer also earned experience as Segment Manager and Global Account Manager at PPG Industries, with responsibilities for growing the company’s overall leadership position in the aluminum extrusion coatings business. Mr. Deitzer began his career with PPG, and served in various roles supporting customers globally. In addition, Mr. Deitzer held investor relations and corporate strategy roles during his tenure at H.J. Heinz Company. Mr. Deitzer earned a Master of Business Administration in Finance and Strategy from Carnegie Mellon University, Tepper School of Business, and a Bachelor of Science in Chemical Engineering from Case Western Reserve University.

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ATKORE 2025 PROXY STATEMENT     20

Vice President, Chief Accounting Officer
Officer Since: August 9, 2024
Age: 47

JAMES W. ALVEY
Mr. Alvey has been with the Company for four years, most recently as Corporate Controller. As Chief Accounting Officer, Mr. Alvey oversees corporate accounting and external reporting, internal controls and policies to ensure compliance with statutory requirements, as well as Accounting Shared Services. Prior to joining the Company, Mr. Alvey spent more than 10 years at Ernst & Young as an audit Senior Manager, serving both private and public companies across transportation, retail, oil & gas, and manufacturing industries. Mr. Alvey served as a Staff Sergeant in the United States Army and was honorably discharged with a Bronze Star Medal and other awards. Mr. Alvey earned both a Master of Science in Accounting and a Bachelor of Science in Business Administration (Accounting) from Oklahoma State University, Spears School of Business. Mr. Alvey maintains an active certified public accountant license.

Vice President, General Counsel & Corporate Secretary
Officer Since: 2013
Age: 64

DANIEL S. KELLY
Mr. Kelly has served as our Vice President, General Counsel and Corporate Secretary since September 2013. Prior to joining Atkore, he spent 20 years working in strategic legal roles within ITT Corporation and its spinoff, Xylem, Inc., which manufactures equipment that transports, treats and tests water and wastewater. From 2011 to 2013, Mr. Kelly served as Deputy General Counsel and acting General Counsel of Xylem, Inc. From 2010 to 2011, he was Vice President and General Counsel at ITT Fluid and Motion Control, covering ITT’s commercial business worldwide and from 2008 to 2010 served as Vice President and General Counsel at ITT Defense Electronics & Services. Mr. Kelly also spent three years at ITT headquarters as Deputy General Counsel, Director Field Legal Support. Mr. Kelly earned a B.S. from Georgetown University and a J.D. from Loyola University Chicago School of Law.

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ATKORE 2025 PROXY STATEMENT     21

President, Security & Infrastructure Business Unit
Officer Since: 2019
Age: 58

MARK F. LAMPS
Mr. Lamps was promoted to his current position of Business Unit President, Security & Infrastructure in March 2019 with responsibility for products and services that frame, support and secure component parts in a broad range of structures, equipment and systems for electrical, industrial and construction applications. Mr. Lamps joined the Company in October 2018 as Vice President-Business Development & Strategy. Prior to that, Mr. Lamps was Vice President-Technology for nVent LLC, where he was responsible for leading new product development and digitization activities. Prior to that, Mr. Lamps held numerous leadership roles during his 23-year tenure at Pentair, LLC, including Vice President-Technology, Product Management and Strategy for Pentair Electrical; Vice President & General Manager-Pentair Equipment Protection, in addition to residing in China during a four-year international assignment as Vice President & General Manager for Pentair Technical Products-APAC. Mr. Lamps also held engineering positions at General Motors Corporation, after initially starting his career at Accenture. Mr. Lamps earned a Master of Business Administration from Kellogg Graduate School of Management at Northwestern University, as well as a Master of Science in Manufacturing Systems Engineering and a Bachelor of Science in Mechanical Engineering from Stanford University.

President, Electrical Business Unit
Officer Since: 2020
Age: 54

JOHN W. PREGENZER
Mr. Pregenzer was promoted to his current position as Business Unit President, Electrical in October 2020. Prior to that, Mr. Pregenzer was promoted in September 2018 to the position of President for the Conduit & Fittings business unit. Previously, Mr. Pregenzer was Vice President and General Manager of the Plastic Pipe and Conduit strategic business unit, a position he held since joining Atkore in July 2015. Prior to Atkore, Mr. Pregenzer spent the majority of his career in executive sales, marketing, and operations positions with Georg Fischer AG, a Swiss based industrial products manufacturer. During his tenure, Mr. Pregenzer held positions of President and Managing Director for Georg Fischer Piping Systems LLC and Georg Fischer Sloane, Inc., in addition to positions of Director of Marketing, Director of Product Management, and Regional Sales Manager. Prior to that, Mr. Pregenzer worked in specialized industrial distribution and mechanical contracting businesses. Mr. Pregenzer earned a Master of Business Administration from the University of Southern California, Marshall School of Business and a Bachelors of Accountancy from the University of San Diego. He also received a Certificate in Strategic Management from IMD Business School in Switzerland.

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ATKORE 2025 PROXY STATEMENT     22

Vice President, Chief Human Resources Officer
Officer Since: 2019
Age: 53

LeANGELA (ANGEL) W. LOWE
Mrs. Lowe was promoted to her current role as Vice President, Chief Human Resources Officer in June 2019 with responsibility for talent acquisition and development, onboarding and immersion, leadership training, employee development, employee and labor relations, payroll as well as compensation and benefit programs. Since 2016, Mrs. Lowe served as Vice President-Group Human Resources, where she was responsible for driving human resources alignment and synergies among Electrical Raceway and Mechanical Products & Solutions businesses. Prior to that, Mrs. Lowe served as Vice President-Electrical Raceway business and Vice President, Human Resources-Conduit & Fittings business after initially joining the company in 2014 as Vice President-Human Resources for the Plastic Pipe and Conduit strategic business unit. Prior to Atkore, Mrs. Lowe held human resources roles with progressive responsibilities at Trinity Industries, Parker Hannifin Corporation and Reckitt Benckiser, where she was a strategic business partner tasked with enhancing the capability, diversity, culture and organizational structure, which drove productivity, customer service and overall profitability. Mrs. Lowe began her career in finance and accounting roles at International Paper Company. She holds a Bachelor of Business Administration degree in Finance from Mississippi College.
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Compensation Discussion and Analysis
The Compensation Discussion and Analysis section discusses and analyzes the executive compensation program for our named executive officers for fiscal year 2024. We refer to these individuals below collectively as the “named executive officers,” or “NEOs.”

Name	Title
William E. Waltz, Jr.	President & Chief Executive Officer
John M. Deitzer	VP, Chief Financial Officer
Daniel S. Kelly	VP, General Counsel & Corporate Secretary
Mark F. Lamps	President, Safety & Infrastructure Business Unit
John W. Pregenzer	President, Electrical Business Unit

David P. Johnson, our former Chief Financial & Accounting Officer, was also a named executive officer for fiscal year 2024. Mr. Johnson resigned from his position as Chief Financial & Accounting Officer effective August 9, 2024. Mr. Deitzer was appointed Chief Financial Officer effective August 9, 2024 and James W. Alvey was appointed Chief Accounting Officer effective August 9, 2024.

Executive Summary
Our executive compensation programs are designed to reward performance by our executives and align the interests of our executives with those of our stockholders. In fiscal year 2024, our annual incentive awards for our NEOs were based on the Company’s achievement of financial objectives related to its base business operations and the NEOs’ individual performances, and half of our long-term incentive award is linked to cumulative net income and relative total stockholder return (rTSR) results over a three-year performance period.

The Human Resources & Compensation Committee (the "Committee") continually reviews our NEO compensation programs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe that our compensation programs align the compensation of our executives with the interests of our stockholders while managing compensation risk through stock ownership guidelines, a robust clawback policy and an independent Human Resources & Compensation Committee.

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Fiscal Year 2024 Business Results
Atkore achieved volume growth and generated solid free cash flow for the fiscal year ended September 30, 2024. The Company delivered these results despite challenging market conditions which impacted volume and pricing for certain product categories. The Company continued executing a balanced capital deployment strategy that included share repurchases, capital investments and the introduction of our first ever dividend. Key financial highlights include:

▪Cash flow from operating activities for fiscal year 2024 decreased $258.6 million to $549.0 million, a decrease of 32.0% compared to $807.6 million for fiscal year 2023

▪We repurchased $381.0 million of Atkore common stock in fiscal year 2024

▪Net sales for fiscal year 2024 decreased $316.7 million to $3,202.1 million, a decrease of 9.0%, compared to $3,518.8 million for fiscal year 2023

▪Gross profit for fiscal year 2024 decreased $261.7 million to $1,077.8 million, a decrease of 19.5%, compared to $1,339.5 million for fiscal year 2023

▪Net income decreased $217.0 million to $472.9 million for fiscal year 2024, as compared to $689.9 million for fiscal year 2023

▪Net income per diluted share decreased $4.58 to $12.69 for fiscal year 2024, as compared to $17.27 for fiscal year 2023

For a more in-depth review of our performance, see Management's Discussion & Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

Fiscal Year 2024 Compensation Actions
During fiscal year 2024, the Company took the following key compensation actions:

▪Fiscal year 2024 Annual Incentive Plan performance against the goals established by the Committee early in the fiscal year resulted in annual incentive funding between 37.8% and 62.0% of target for our named executive officers. See “Annual Incentive Plan Compensation” on page 30 for more information on the Company’s performance during the fiscal year.

▪Fiscal year 2022 - 2024 PSU awards achieved a 129% payout versus target. This payout is based on maximum achievement (200% payout) on adjusted net income relative to performance goals established at the beginning of the performance period and below target achievement (58% payout) on rTSR.

At our 2024 Annual Meeting of Stockholders, 94% of the votes cast on the advisory "say-on-pay" resolution were voted in favor of the compensation of our NEOs for fiscal year 2023. The Committee viewed this result of the fiscal year 2023 advisory vote as supportive of our compensation philosophy and our executive compensation program and did not make any changes to the program as a result of the say-on-pay vote results.
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Compensation Overview and Philosophy
The purpose of our compensation program is to motivate employees to create long-term stockholder value in exchange for meaningful financial rewards. The program supports the attraction, retention, and motivation of talented employees who are committed to delivering the levels of quantitative and qualitative performance that we require, as discussed below.

This pay-for-performance model includes a total compensation package consisting of base salary, short-term incentives and long-term incentives. Total compensation for our NEOs is targeted to provide compensation at the median of the business markets in which we participate. Our compensation program also allows for above or below median total compensation when justified by individual and Company results. We also provide benefits that are intended to be at substantially the same levels as the companies with which we compete for talent.

Five key principles guide the philosophy of our compensation programs for all of our employees, including our named executive officers:

▪Aligned with stockholder interests - The interests of executives should align with the interests of our stockholders by using performance measures that correlate well with the creation of stockholder value. Our annual and long-term incentive plans use Adjusted EBITDA, working capital and net income as financial performance measures, which are viewed as being key drivers of stockholder value.

▪Performance based - A significant portion of compensation should be at risk and tied to corporate, business unit, and/or individual performance. At risk compensation is only paid based on the achievement of specific pre-established performance goals and/or an increase in Atkore's stock price. Annual incentive payouts are subject to further adjustment based upon business unit and/or individual performance. 87% of our CEO's and on average 74% of our other NEO's target compensation is at-risk based on financial, stock price, and/or individual performance.

▪Balanced - Compensation plan designs promote a balance between annual and long-term business results. We believe that the achievement of our annual goals is the best way to contribute to our sustainable, long-term success and to the creation of long-term stockholder value.

▪Market-Competitive - The total compensation package is competitive with the general industry and our compensation peer group and is at a level that is appropriate to attract, retain, and motivate highly qualified executives capable of leading Atkore as it continues to increase in size and complexity. Base salary and short-term incentives provide a competitive annual total cash compensation opportunity in the short term and equity incentives provide a competitive opportunity over the long term. These elements serve to support our desire to attract and retain executive talent and are reviewed for competitiveness annually. We believe that we can compete successfully for talent by targeting total compensation (i.e., base salary, annual incentives, and long-term incentives) at market median levels, with the opportunity to earn more or less than median levels based on our performance.

▪Supportive of our mission and values - Compensation supports our mission to be the customers’ first choice by providing unmatched quality, delivery, and value based on sustainable excellence in strategy, people and process. We inherently believe that we are most successful when we focus on living our values of accountability, teamwork, integrity, respect, and excellence. We achieve this goal primarily by having annual incentives that can decrease or increase based on the subjective assessment of non-financial performance goals linked to our mission and values.
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Compensation Strategy
Compensation is intended to reward employees to exert discretionary effort, apply appropriate risk analysis in decision-making, and continuously improve the performance of the business. A substantial amount of executive compensation is variable and tied to the achievement of both annual and long-term incentive plan goals. To support our pay-for-performance philosophy, performance is evaluated as follows:

▪Corporate Performance - The Annual and Long-term Incentive Plans ("AIP" & "LTIP") are designed to reward the achievement of annual as well as long-term financial and non-financial goals. These goals are included in the annual operating plan and strategic forecasts prepared by management and approved by our Board. The incentive plans design and performance metrics apply to all executives and most other employees who are eligible for annual bonuses and long-term incentive payouts.

▪Business Unit Performance - The CEO reviews the performance of each business unit based on the achievement of goals included in our annual operating plan consisting of both financial and non-financial measures. Based on this assessment, the CEO has been delegated the discretion by the Committee to adjust the annual incentive pool upward or downward to reflect the business unit’s performance. In the case of a business unit adjustment impacting an executive, including any of our named executive officers, the Committee will review and approve any such adjustment upon receiving a recommendation from the CEO (other than with respect to his own compensation).

▪Individual Performance - Our performance review process applies to all salaried employees, including the CEO and our other named executive officers. An employee’s performance is evaluated against the expectations of his or her position and the annual operating plan. Individual performance goals are established at the beginning of each fiscal year and individual performance goals are aligned with our annual operating plan. Performance under the plan is evaluated at least annually. An individual's personal performance is scored against his or her goals; this score is referred to as Personal Performance Factor ("PPF"). The PPF is used as a multiplier to the financial performance of the annual incentive plan on an annual basis. For our named executive officers other than the CEO, the CEO will make a recommendation to the Committee for its approval due to his direct supervision of these individuals. For the CEO, these determinations are made by the Committee, subject to the final approval of our Board.

Total compensation is targeted at the median of comparable market data. As with our compensation philosophy generally, this strategy is intended to evolve with the business but consistently includes the following elements:

▪definition of the market for executive compensation is tied to our industry compensation peer group and general industry survey data sources;

▪determination of an appropriate pay mix for total direct compensation, consisting of defined levels of base salary, as well as annual and/or long-term incentive opportunities;

▪a direct link between incentives payouts and business results;

▪the requirement that an NEO accumulate and hold stock having a value that represents a meaningful commitment to him or her; and

▪cost-efficient group welfare benefits and retirement plans which are comparable to the plans of peers with which we compete for talent.

We use an annual performance management process to establish individual goals and objectives, including for our named executive officers. Managers jointly develop these individual goals and objectives with employees to ensure understanding of and accountability for the desired business results.
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Best Practices in Compensation Governance
Highlighted below are the key features of our executive compensation program, including the pay practices that we have implemented to drive sustainable results, encourage executive retention, and align executive and stockholder interests.

What We Do
✓	Deliver a significant percentage of target total direct compensation in the form of variable compensation tied to performance
✓	Provide an appropriate mix of short-term and long-term compensation
✓	Require stock ownership and retention of a significant portion of equity-based awards
✓	Provide limited perquisites
✓	Engage an independent compensation consultant
✓	Allow the Company to recoup incentive compensation for executive officers through a clawback policy
✓	"Double Trigger" change in control vesting provisions
What We Don't Do
x	Gross-up excise taxes that may become due on change in control payments and benefits
x	Provide incentives that encourage excessive risk-taking
x	Guarantee incentive awards for executive officers
x	Allow hedging, pledging or short sales of our securities by our officers and directors

Process for Setting Executive Compensation
The Committee is responsible for reviewing and approving the compensation of our named executive officers and other senior management (other than the CEO) as recommended by the CEO. The Chairman of the Board and the Committee evaluate the CEO’s performance and, based upon the results of this performance evaluation, make a recommendation to the full Board to determine the CEO’s compensation.

The Committee’s annual process considers our financial performance and total stockholder return, as well as the performance of the executive officers throughout the fiscal year. The timing of these determinations is set in order to enable the Committee to examine and consider our financial performance, as well as the performance of the executive officers, during the previous fiscal year in establishing the upcoming fiscal year’s compensation and performance goals. Throughout this process, the Committee receives input from members of management. In addition, during fiscal year 2024, the Committee engaged FW Cook as its executive and non-employee director compensation consultant to provide advice on an ongoing basis as to these matters.

The Committee regularly reviews the compensation program design for alignment with our evolving business strategy, market practices, and human resources objectives and considers stockholder input. At our 2024 Annual Meeting of Stockholders, 94% of the votes cast on the advisory "say-on-pay" resolution were voted in favor of the compensation of our NEOs for fiscal year 2023, as disclosed in our 2023 proxy statement. The Committee considers the results of our "say-on-pay" advisory votes in connection with the design of the Company's executive compensation program and viewed the result of the fiscal year 2023 advisory vote as supportive of our compensation philosophy. In light of these results, for fiscal year 2024, the Committee did not make any significant changes to our executive compensation programs.

The Role of Management
The CEO recommends to the Committee compensation packages for executives who report directly to him, including the named executive officers other than himself. The Vice President of Global Human Resources also provides input to the CEO and to the Committee on compensation for each of the executives other than herself. In fiscal year 2024, prior to each Committee meeting, the CEO and the Vice President of Global Human Resources were primarily responsible for preparing the materials that management presented to the Committee.
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Use of Compensation Consultants and Peer Group
The Committee’s charter provides that it may retain advisors, including compensation consultants, in its sole discretion. During fiscal year 2024, the Committee retained FW Cook to assist our Committee with the analysis and development of our compensation arrangements and to provide recommendations with respect to these and similar matters. As part of its engagement, FW Cook developed a peer group against which to conduct benchmarking analysis as necessary or appropriate. In developing the peer group, FW Cook reviewed revenue and market capitalization size, similarity of industry or products, and entities that we considered to be peers. The peer group developed by FW Cook and approved by our Committee for use in setting fiscal year 2024 target compensation consists of the following companies:

A.O. Smith Corporation	Lincoln Electric Holdings, Inc.
Acuity Brands, Inc.	nVent Electric
Carlisle Companies Incorporated	Pentair Plc
Crane Holdings, Co.	Regal Rexnord Corporation
EnerSys	Sensata Technologies, Inc.
Flowserve Corporation	Timken Company
Generac Holdings	Valmont Industries
Hubbell Inc.	Vertiv Holdings
JELD-WEN Holdings, Inc.	Xylem Inc.
Lennox International Inc.

In addition to peer group data, FW Cook also provided the Committee competitive market data used to set fiscal year 2024 target compensation opportunities based on general industry survey information. FW Cook size-adjusted that survey data to reflect our estimated corporate revenues and, for NEOs leading our business units, the estimated revenues for their respective unit.

Elements of Compensation
For fiscal year 2024, the principal components of compensation for our named executive officers were the following, each as described in greater detail below:

•base salary;

•annual incentive compensation paid in the form of cash bonuses;

•long-term equity incentive compensation in the form of RSUs and PSUs; and

•other benefits (primarily our retirement savings plan and our group health and welfare plans).

During fiscal year 2024, and as described in greater detail below, FW Cook benchmarked the target total direct compensation (consisting of base salary, target bonus opportunity, and value of long-term incentive grants) of the named executive officers at the median of the 2024 peer group, with the intention that the total direct compensation of these named executive officers generally would be set at amounts that are in the market median range. It was the Committee’s judgment that setting compensation levels at the median levels of the 2024 peer group would create an appropriate level of retention and incentive for the management team. Each individual executive's target total direct compensation could vary above or below the median level of the peer group due to an executive’s skills, experience in their current role and individual performance.

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Base Salary
Base salary represents the fixed portion of our named executive officers’ total compensation. Although the Committee believes that a substantial portion of each executive officer’s total compensation should be “at-risk,” the Committee also recognizes the importance of setting base salaries at levels that will attract, retain and motivate top talent. In setting annual base salary levels, the Committee considers competitive practice, individual performance, time in position, internal pay equity, and the impact on our selling, general and administrative expenses. In fiscal year 2024, decisions regarding executive salaries were determined primarily by a review of salary data using the 2024 peer group and survey data prepared by FW Cook, with additional consideration given to individual performance, tenure, experience, and internal equity.

All of the NEOs received base salary increases for fiscal year 2024 based on the Company's performance in fiscal year 2024 and targeted median levels of the peer group and survey data. The table below outlines the various base salary rates in effect during fiscal year 2024:

Name	Prior Base Salary	Current Base Salary	% Increase from FY 2023 to FY 2024
William E. Waltz, Jr.	$1,050,000	$1,100,000	4.8%
John M. Deitzer (1)	N/A	$475,000	N/A
Daniel S. Kelly	$500,000	$530,000	6.0%
Mark F. Lamps	$483,000	$540,000	11.8%
John W. Pregenzer	$505,000	$545,000	7.9%
David P. Johnson	$578,000	$630,000	9.0%
(1)    The amount shown for Mr. Deitzer is his annual base salary for fiscal year 2024 upon being promoted to CFO. His annual base salary before assuming the role of CFO was $356,030. The increase in base pay was made to better position his base pay versus CFO's in the peer group..

Annual Incentive Plan ("AIP") Compensation
We currently maintain the AIP, which is intended to retain and motivate our executive officers and certain other key employees by providing them with an opportunity to earn cash incentives based on our attainment of certain specified performance goals. The AIP is administered by our Committee, which selects those of our employees who will participate in the AIP and establishes the applicable performance metrics and goals.

For fiscal year 2024, the financial metrics applicable to the named executive officers were weighted as follows:

Metric	CEO and Other Executive Officers (%)	BU Presidents (%)
Atkore Adjusted EBITDA	80	60
Atkore Working Capital Days	20	—
Business Unit Adjusted EBITDA	—	20
Business Unit Working Capital Days	—	20
For fiscal year 2024, the AIP metric weightings for our CEO, other executive officers and Business Unit Presidents were unchanged from the prior year.
For fiscal year 2024, the Committee considered the following factors in determining the PPF component for our named executive officers under the AIP: (i) input from the CEO; (ii) personal observation of performance; and (iii) the named executive officer’s achievement of individual objectives, which included cost management, strategic initiatives, diversity, equity and inclusion, and talent development objectives.

	Minimum (1)	Target	Maximum
Personal Performance Factor	80%	100%	120%
(1) Given individual facts and circumstances an incentive payout could be modified below 80% to 0%.
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The threshold, target and maximum goals for Adjusted EBITDA and working capital days approved by the Committee at the beginning of fiscal year 2024 and our actual performance during the year are outlined below ($ in millions):

Metric	Threshold	Target	Maximum	Actual
Atkore Adjusted EBITDA (1)	$691.1	$921.4	$1,197.8	$750.9
Atkore Working Capital Days	92.4	77.0	61.6	90.2
BU Adjusted EBITDA: (1)
Safety & Infrastructure	$172.6	$230.1	$299.1	$132.8
Electrical	$680.2	$906.9	$1,179.0	$685.3
BU Working Capital Days:
Safety & Infrastructure	108.6	90.6	72.5	112.9
Electrical (2)	84.6	70.5	56.4	79.0
Payout Percentage	50%	100%	250%
(1)The Adjusted EBITDA used in the AIP differs from the amounts represented in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, in order to adjust the results in line with the standard used to set the performance targets. In fiscal year 2024, these differences included: stock-based compensation, FX rates, the placement of the international operations within the Safety & Infrastructure business unit and amounts from solar tax credit accounting treatments.
(2)Electrical Business Unit Working Capital Days metric and targets shown are the sum total of our North American Electrical business.

The decrease in Adjusted EBITDA results fell below targeted levels primarily because of softer than expected market conditions which had a negative impact on our average selling prices beyond what had been anticipated at the time goals were set. Most of the pricing decrease was within the Electrical business unit and impacted several product categories. Although fiscal year 2024 performance is higher than pre-pandemic levels, the Company anticipates that the current softer market conditions are likely to persist and is preparing diligently for any changing market conditions. The targeted goals aligned with our Board-approved plan for fiscal year 2024 and our guidance to investors at the start of the year.

Atkore’s Approach to Goal-Setting
In general, the Company establishes a threshold, target and maximum performance level for these financial metrics as follows: (i) using a bottom-up approach that is conducted throughout the year using rolling 12-15 month forecasts, which takes into consideration market growth rates based on industry estimates and the vertical markets (education, manufacturing, warehouse, etc.) that we participate in, as well as the productivity initiatives that are planned for the upcoming year; (ii) performing a top-down approach undertaken by our Corporate Financial Planning and Analysis group to determine the next year’s budget by analyzing base growth assumptions in the business, strategic initiatives planned, providing for inflation concerns, eliminating the past year’s one-time impacts and adding in acquisitions.

By using a bottom-up and top-down approach, we are able to review and compare each for excess conservatism or excess optimism in determining the annual planned targets. Targets may be set lower that prior-year actual performance to align Company performance expectations with our best projections on future market conditions. Once the annual plan is reconciled, it is approved by senior management and the full Board.

For fiscal year 2024, the maximum performance under all of these financial metrics was capped at 250% of target achievement, even if actual performance exceeded the maximum performance goal.
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Performance Metrics Definitions
"Adjusted EBITDA" was defined for fiscal year 2024 AIP as net income (loss) before: depreciation and amortization, interest expense, taxes, restructuring and impairments, M&A consulting fees and transaction costs, gain on sale of joint venture, and other items, such as inventory reserves and adjustments. Adjusted EBITDA is a non-GAAP measure which management believes is a helpful indicator of operating performance. Because it is not a measurement of performance under GAAP, Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as measures of liquidity.

"Working Capital Days" improvement is a measure intended to reflect the improvement, from one fiscal year to the next, of our short-term financial health and efficiency. Working Capital Days, both on a corporate and business unit level, is defined as the sum of “Days Sales Outstanding" (i.e., accounts receivable) and "Days Inventory on Hand" (i.e., the number of days it takes to sell our average balance of inventory) minus "Days Sales Outstanding in Account Payables" (i.e., accounts payable).

Adjusted EBITDA and Working Capital Days disclosed herein may differ from those disclosed in the Annual Report on Form 10-K. Those metrics are further adjusted to exclude the impact of acquisitions and divestitures that occurred in the fiscal year but were not forecasted at the time target goals were established.

Fiscal Year 2024 AIP Bonus Summary
The calculations of the actual bonuses earned by our NEOs for fiscal year 2024 is outlined below:

Named Executive Officer	Target Bonus Opportunity (A)	Bonus Payout % before Personal Performance Factor (B)	Valued Earned Based on EBITDA & WCD Metric Performance (A * B)	Personal Performance Factor (%) (C)	Final Bonus Earned after Application of Personal Performance Factor (A * B) * C
William E. Waltz Jr.	$1,375,000	61.8%	$850,053	98%	$833,052
John M. Deitzer (1)	$332,500	61.8%	$205,558	100%	$205,558
Daniel S. Kelly	$397,500	61.8%	$245,742	100%	$245,742
Mark F. Lamps	$405,000	37.8%	$153,101	97%	$148,508
John W. Pregenzer	$408,750	62.0%	$253,473	98%	$248,404
David P. Johnson (2)	$—	—%	$—	—%	$—

(1)    Mr. Deitzer's annual base salary was increased to $475,000 upon his appointment to CFO effective August 9, 2024. The target amount is based on his base salary in effect after his appointment.
(2)    Mr. Johnson resigned from his position as Chief Financial Officer effective August 9, 2024. Because his employment terminated prior to the end of the fiscal year and AIP payouts, he was not eligible to receive a bonus payment under the terms of the AIP.

Long-Term Incentives
During fiscal year 2024, we compensated our named executive officers with equity compensation consisting of RSUs and PSUs:

▪An RSU represents a right to receive a share of Company common stock in the future, if and when the RSU vests. All RSUs granted as part of our annual grant processes vest ratably over three years. We compensate our named executive officers with service-vesting RSUs to provide additional incentives based on the performance of our stock price and to retain our named executive officers during the vesting period.

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▪A PSU represents a right to receive a share of Company common stock in the future, if and when the PSU vests. Each award of PSUs is denominated in a target number of our shares, with the number of shares that may be earned ranging from 0% to 200% of the target number based on actual performance against the performance metrics. PSUs vest based on achievement of the following performance criteria, measured during a period of the three fiscal years commencing on October 1, 2023: (i) 70% of each PSU award vests based on the total stockholder return of our common stock relative to a group of comparable companies as specified in the PSU award agreement, and (ii) 30% of each PSU award vests based on achievement of cumulative adjusted net income ("NI") relative to internally-established goals.

•"Adjusted net income" is defined for compensation purposes as net income (loss) before: M&A consulting fees and transaction costs, gains or losses on the sale of joint ventures, other fixed assets, or on the extinguishment of debt, other items, such as inventory reserves and adjustments, changes in tax or accounting standards, the impact of foreign exchange gains or losses, and the impact of the interest expense related to debt incurred in the repurchase of shares. Adjusted net income is a non-GAAP measure that management believes is a helpful indicator of operating performance. However, because it is not a measurement of performance under GAAP, adjusted net income should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as measures of liquidity.

•We grant PSUs to our named executive officers in order to provide incentives to achieve corporate goals that are important to us and our stockholders and to provide appropriate rewards to our executives for achieving those goals. Payout levels for each PSU metric is shown in the chart below:

Internal Performance Metric (NI)			External Performance Metric (rTSR)
Performance Level	% Achievement vs. Target	% of Target Payout	Performance Level	Relative TSR Percentile	% of Target Shares Vesting (1)
Below Threshold Payout	< 80% of Target	—%	Below Threshold Payout	< 25th Percentile	—%
Threshold Payout	80% of Target	50%	Threshold Payout	25th Percentile	50%
Target Payout	100% of Target	100%	Target Payout	50th Percentile	100%
Maximum Payout	>= 125% of Target	200%	Maximum Payout (2)	>= 75th Percentile	200%
(1)Vesting for rTSR component limited to 100% of target if Atkore absolute TSR for the Performance Period is negative
(2)Maximum payout was changed from 150% to 200% of target effective for all PSU grants beginning on November 13, 2023 and beyond.

The TSR performance peer group is determined annually and for fiscal year 2024 was comprised of 72 companies. This group includes all companies in our executive compensation peer group plus companies meeting the following objective criteria:

▪Companies that are constituents of the Russell 3000 Index
▪Companies that are traded on U.S. stock exchanges
▪Companies in the Capital Goods Industry Group (GICS 2010), excluding certain sub-industries with less relevant companies, the Steel Industry (GICS 15104050), or the Commodity Chemicals Industry (GICS 15101010)
▪Companies with revenue ranging from $2.0 billion to $10.0 billion
▪Companies with market capitalization ranging from $1.0 billion to $15.0 billion

For the effect of a termination of employment or a change in control of us on these equity awards, see “Potential Payments upon Termination or Change in Control” beginning on page 44.

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In fiscal year 2024, our named executive officers received the following grants of equity compensation as part of our normal equity awards procedures (as measured based on the grant date value of such awards):

Name	RSU ($)	PSU ($)	Total ($)
William E. Waltz Jr.	2,400,000	3,600,000	6,000,000
John M. Deitzer (1)	90,000	90,000	180,000
Daniel S. Kelly	340,000	510,000	850,000
Mark F. Lamps	440,000	660,000	1,100,000
John W. Pregenzer	480,000	720,000	1,200,000
David P. Johnson (2)	620,000	930,000	1,550,000
    (1)    Mr. Deitzer fiscal year 2024 equity compensation shown was granted prior to the appointment to the CFO role and comprised of 50% RSU and 50% PSU.
    (2)    Mr. Johnson fiscal year 2024 equity compensation shown was comprised of 40% RSU and 60% PSU. Due to Mr. Johnson's resignation from the company all unvested equity was forfeited.

Payout Under the 2022-2024 PSU Performance Cycle
For grants issued in fiscal year 2022, 50% of each NEO's annual target long-term incentive was converted to a target number of PSUs by dividing the intended value by a weighted average stock price calculated as 50% of the Atkore closing stock price as of the date of grant plus 50% of the fair value (under FASB ACS Topic 718) calculation of Atkore stock over the three-year performance period. The fair value calculation was determined by Infinite Equity Consulting using the closing price of Atkore stock on the date of grant.

For the 2022-2024 performance cycle, our overall performance resulted in a payout of 129.0% of the target award, as illustrated in the table below. Our net income was achieved at 169% of target, resulting in a net income payout of 200.0% of target. Our TSR performance over the 3-year performance cycle beginning in 2022 and ending in 2024 was (4.5)%. This level of achievement placed Atkore at the 29th percentile of the performance peer group, resulting in a rTSR payout of 58% of target.

Performance Cycle	Net Income Performance (50% Weighting)		rTSR Performance (50% Weighting)		Overall Payout % vs. Target
	Achievement %	Payout %	Percentile Rank	Payout %
2022 - 2024	169%	200%	29th	58%	129%
The maximum achievement and payout of Adjusted Net Income versus targeted levels is directly attributed to the increase in net sales, which was mostly driven by the plastic pipe and conduit category within the Electrical business unit. The rTSR component of the performance plan payout is solely driven by company stockholder returns relative to a custom group of 93 companies that was constructed using a similar set of criteria to the fiscal year 2024 peer group described on page 29.

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ATKORE 2025 PROXY STATEMENT     34

Named Executive Officer PSU Distribution
Based on the final payout of 129.0%, the NEOs received the following number of shares of Atkore common stock:

Named Executive Officer	Target Award (# of Shares) (1) (2)	Final Award (# of Shares) (2)
William E. Waltz Jr.	16,862	22,607
John M. Deitzer	710	953
Daniel S. Kelly	2,663	3,570
Mark F. Lamps	3,106	4,165
John W. Pregenzer	3,328	4,463
David P. Johnson (3)	4,845	—
(1)     As previously stated the final award of shares is based on two performance metrics; Adjusted Net Income with a maximum performance payout of 200% versus target and TSR with a below target performance payout of 58%. The targeted shares awarded relative to the adjusted net income and TSR metrics for Messrs. Waltz, Johnson, Kelly, Lamps and Pregenzer are as follows: Mr. Waltz, 8,967 relative to adjusted NI and 7,771 relative to TSR; Mr. Johnson 2,596 relative to adjusted NI and 2,249 relative to TSR; Mr. Kelly 1,416 relative to adjusted NI and 1,227 relative to TSR; Mr. Lamps 1,652 relative to adjusted NI and 1,431 relative to TSR; Mr. Pregenzer 1,770 relative to adjusted NI and 1,534 relative to TSR; Mr. Deitzer 378 relative to adjusted NI and 327 relative to TSR. Additional information regarding the payouts under the 2022-2024 PSU performance cycle is provided in the Option Exercises and Stock Vested table on page 43.
(2)    Final awards shown include dividend equivalent units (DEU) awarded through September 30, 2024, in the amounts of: Mr. Waltz - 124 at target and 166 based on performance; Mr. Deitzer - 5 at target and 7 based on performance; Mr. Kelly - 20 at target and 26 based on performance; Mr. Lamps - 23 at target and 31 based on performance; Mr. Pregenzer - 24 at target and 33 based on performance.
(3)    Due to Mr. Johnson resignation on August 9, 2024, the target award shown was forfeited.

Equity Awards Procedure
The Committee generally intends to make equity grants at approximately the same time each year (during the first fiscal quarter) following our release of financial information; however, the Committee may choose to make equity awards outside of the annual broad-based grant (e.g., for new hires, employee promotions, company acquisitions, or employee retention purposes). It is the Committee’s practice not to grant equity awards when the Company or its subsidiaries possess material non-public information, unless the Committee has considered the potential impact that public disclosure will have on the stock price and the Committee has made an affirmative decision to go forward with the grant.

Benefit Plans
Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain, and motivate high-caliber executives. Our primary benefits for our named executive officers include participation in our broad-based plans: tax-qualified defined contribution 401(k) retirement savings plan, health and dental plans, and various insurance plans, including disability and life insurance. Specific to our 401(k) retirement savings plan, we match the contributions of each of our employees, including our named executive officers, at a rate of 50% of the first 6% of the employee’s contributions. Employees and named executive officers are immediately vested in both their individual contributions and company matching contributions. Our executive officers do not currently participate in or have a vested right to any defined benefit pension plans, supplemental executive retirement plans, or “SERP,” or other deferred compensation plans.

Perquisites
The perquisites that we provide to our named executive officers are not considered by our Human Resources & Compensation Committee in determining compensation levels of our named executive officers. These include cell phone stipends, group term life insurance coverage, relocation expenses, executive physicals, financial planning, and tax preparation services. For a description of the perquisites paid to our named executive officers, see the Summary Compensation Table on page 39.

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ATKORE 2025 PROXY STATEMENT     35

Employment and Severance Agreements
None of the named executive officers is currently a party to an employment agreement, offer letter, or severance agreement that governs the terms of their post-termination compensation. All of the named executive officers are covered under the severance policy adopted in July 2017. See "Summary Compensation Table" and "Potential Payments upon Termination or Change in Control" on pages 39 and 44 for more information on compensation of our NEOs, including payments due to NEOs upon a termination of employment.

Compensation Risk Assessment
The Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives, and long-term equity in such a way as to not encourage excessive risk-taking. In fiscal year 2024, the Committee’s compensation consultant, FW Cook, assisted us in a review of potential risks associated with our compensation practices. As part of its review, FW Cook examined the compensation programs for our senior leadership team and concluded, consistent with the conclusions of our Committee, that (1) our compensation programs are well designed to encourage behaviors aligned with the long-term interests of our stockholders, (2) there is an appropriate balance in fixed versus variable pay, cash versus equity, financial and non-financial goals, short-term and long-term measurement periods, and discretion under our compensation programs, and (3) appropriate policies are in place to mitigate compensation risk (including stock ownership guidelines, a robust clawback policy, insider trading prohibition, and independent oversight).

Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for executive officers of the Company. The Board believes that setting these ownership guidelines will enhance an executive officer's alignment with other stockholders. The Committee expects that these ownership guidelines will be met over time and reviews executive officer stock ownership levels on an annual basis, but has currently not adopted any specific time frame for meeting them.

The ownership guidelines for executive officers are based on a multiple of annual base salary, with the CEO expected to own stock valued at five times his annual salary and other executive officers expected to own stock valued at three times their respective annual salaries. Shares included in the ownership guideline calculation include shares owned by the executive and do not include unearned PSUs, unvested RSUs, or unexercised stock options.

Until an executive officer meets the stock ownership requirements set forth above, he or she must retain a specified percentage of after-tax “net profit shares” realized from (i) the exercise of stock options, (ii) the settlement of PSUs, and (iii) the vesting of RSUs. Net profit shares are calculated after payment of the stock option exercise price and using the maximum marginal federal, state, and local employment and income tax rates. The percentages of the net profit shares required to be retained are as follows:

Participant	Retention Percentage
Chief Executive Officer	75%
All Other Executive Officers	50%

As of December 1, 2024, all but one member of the Executive Leadership Team are in compliance with the stock ownership guidelines. Upon Mr. Deitzer's promotion to CFO his stock ownership guideline was increased, therefore, he must retain more stock to meet his new goal.

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ATKORE 2025 PROXY STATEMENT     36

Clawback Policy
In 2017, the Board adopted a clawback policy applicable to current and former executive officers of the Company, which was updated in 2023 to comply with the new clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") adopted by the SEC in October of 2022. The Board continues to believe that having a robust recoupment policy is advisable and in the best interests of the Company and our stockholders, furthers our culture of integrity and accountability and reinforces our pay-for-performance compensation philosophy. The policy was effective as of May 2, 2017 and updated as of August 1, 2023. The updated policy applies to covered incentive compensation approved, awarded, or granted on or after October 2, 2023, the effective date of the updated policy.

Under the updated clawback policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws, including any accounting restatement that corrects an error in previously issued financial statements that is material to such financial statements; or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Board will require, subject to certain limited exceptions, reimbursement or forfeiture (on a pre-tax basis) of any excess incentive compensation received during the three completed fiscal years immediately preceding the date on which Atkore is required to prepare an accounting restatement.

Additionally, under the updated clawback policy, in the event that a covered executive commits material misconduct (such as illegal acts, theft, fraud, or intentional misconduct), the Board may require reimbursement or forfeiture (on an after tax basis) of any excess incentive compensation received during the three completed fiscal years immediately preceding the discovery of such acts.

Incentive compensation covered by the clawback policy includes any variable compensation, the granting, earning, or vesting of which is based wholly or in part on the attainment of a financial reporting measure, including annual bonuses, any performance based-stock options, RSUs, and PSUs. Financial measures covered by the clawback policy include our stock price, total stockholder return, revenue-based, income-based, and EBITDA-based measures, and improvement in working capital days.

In the event of an accounting restatement that triggers a mandatory clawback, the Board may determine the method of recoupment, including requiring the covered executive to reimburse the Company, pursuing gain realized from the vesting, exercise, or settlement of equity awards, offsetting other compensation owed to the covered executive, canceling outstanding awards, or taking other actions permitted by applicable law. The Board has discretion to determine whether to recover excess incentive compensation in the event that a covered executive commits illegal acts, theft, fraud, or intentional misconduct. Similar to the above, the Board may determine the method of recoupment.

Tax Deductibility of Compensation and Other Company Policies
In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the Human Resources & Compensation Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our stockholders.
[Preliminary Copy - Subject to Completion]
ATKORE 2025 PROXY STATEMENT     37

Human Resources & Compensation Committee Report

The Company’s Human Resources & Compensation Committee has reviewed the Compensation Discussion and Analysis, discussed it with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis should be included in this Proxy Statement.

Justin A. Kershaw (Chair)
B. Joanne Edwards
Jeri L. Isbell
A. Mark Zeffiro

This Human Resources & Compensation Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
[Preliminary Copy - Subject to Completion]
ATKORE 2025 PROXY STATEMENT     38

Executive Compensation Tables
The following table shows information regarding the total compensation paid to the named executive officers for each of our last three completed fiscal years. The compensation reflected for each individual was for their services provided in all capacities to us. Our fiscal year 2024 ended on September 30, 2024.

Summary Compensation Table

Name	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William E. Waltz Jr.	2024	1,073,077	5,999,372	—	833,052	36,343	7,941,844
President & Chief Executive Officer	2023	1,023,077	3,750,064	1,249,975	884,466	30,674	6,938,256
	2022	919,231	2,849,894	950,018	2,659,455	32,217	7,410,815
John M. Deitzer (5)	2024	362,873	180,043	—	205,558	11,884	760,358
Vice President & Chief Financial Officer

Daniel S. Kelly	2024	513,846	849,970	—	245,742	30,971	1,640,529
Vice President, General Counsel & Corporate Secretary	2023	473,077	581,249	193,751	245,685	27,153	1,520,915
	2022	429,538	450,018	149,990	691,459	22,755	1,743,760
Mark F. Lamps	2024	509,308	1,099,923	—	148,508	24,658	1,782,397
BU President, Safety & Infrastructure	2023	459,308	675,010	224,998	257,636	18,432	1,635,384
	2022	417,462	524,964	175,005	651,476	17,433	1,786,340
John W. Pregenzer	2024	523,462	1,199,883	—	248,404	28,214	1,999,963
BU President, Electrical	2023	469,462	749,948	249,973	339,384	19,138	1,827,905
	2022	417,462	562,551	187,487	741,568	20,901	1,929,969
David P. Johnson (6)	2024	577,769	1,549,925	—	—	20,987	2,148,681
Former Vice President, Chief Financial Officer & Chief Accounting Officer	2023	549,462	1,012,510	337,497	307,252	22,433	2,229,154
	2022	516,923	824,976	275,014	872,634	13,822	2,503,369
(1)The amounts reported in the Stock Awards column reflect the aggregate grant date fair value associated with awards of RSUs and PSUs to each of the NEOs, determined in accordance with FASB ASC Topic 718. The value of the PSUs awarded is subject to the achievement of certain performance criteria over a three-year performance period. Assuming the highest level of performance is achieved for the 2024 PSU awards, the maximum value of these awards at the grant date would be as follows; Mr. Waltz - $9,598,791; Mr. Johnson - $2,479,822; Mr. Kelly - $1,359,962; Mr. Lamps - $1,759,859; Mr. Pregenzer - $1,919,827 and Mr. Deitzer - $270,131. For more details see "Compensation Discussion and Analysis, Long-Term Incentives" on page 32. See Note 5 "Stock Incentive Plan" to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for additional detail regarding assumptions underlying the valuation of our equity awards.
(2)The amounts reported in the Option Awards column represent the aggregate grant date fair value associated with option grants to each of the NEOs, determined in accordance with FASB ASC Topic 718. See Note 5 "Stock Incentive Plan" to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for additional detail regarding assumptions underlying the valuation of our equity awards. For further information on the stock option grants awarded, see "Grants of Plan-Based Awards" on page 41.
(3)Amounts reflect annual cash incentive compensation earned under the AIP for the relevant fiscal year. For more information, see “Compensation Discussion and Analysis, Annual Incentive Plan Compensation” on page 30.
(4)Amounts represent certain perquisites, executive physical, financial planning, retirement and health plan contribution..
(5)Fiscal year 2024 salary shown for Mr. Deitzer represents the sum total of his base salary prior to and after his appointment to CFO. However, current fiscal year bonus payouts or subsequent representations of target bonus payouts are base on his current salary after his appointment to CFO of $475,000.
(6)Fiscal year 2024 salary shown for Mr. Johnson represents the sum total of his base salary through his termination day on August 9, 2024. Mr. Johnson has forfeited his annual bonus payout due to his resignation.

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ATKORE 2025 PROXY STATEMENT     39

All Other Compensation

Name	Year	Perquisites ($)(1)	Executive Physical ($)(2)	Financial Planning Stipend ($)(3)	Retirement Plan Contributions ($)(4)	Health Savings Plan Contributions ($)(5)	Total ($)
William E. Waltz Jr.	2024	8,378	6,928	10,000	10,037	1,000	36,343
	2023	6,462	4,770	10,000	8,442	1,000	30,674
	2022	6,045	5,720	10,000	9,452	1,000	32,217
John M. Deitzer	2024	374	—	—	10,510	1,000	11,884
							—
							—
Daniel S. Kelly	2024	5,234	4,387	10,000	10,350	1,000	30,971
	2023	4,911	4,800	6,542	9,900	1,000	27,153
	2022	4,566	—	8,039	9,150	1,000	22,755
Mark F. Lamps	2024	3,930	10,378	—	10,350	—	24,658
	2023	3,672	—	4,860	9,900	—	18,432
	2022	3,456	4,827	—	9,150	—	17,433
John W. Pregenzer	2024	2,867	5,922	9,800	8,625	1,000	28,214
	2023	2,718	4,770	2,400	8,250	1,000	19,138
	2022	2,574	7,125	2,500	7,702	1,000	20,901
David P. Johnson	2024	3,883	6,230	—	9,874	1,000	20,987
	2023	4,137	7,642	—	9,654	1,000	22,433
	2022	3,672	—	—	9,150	1,000	13,822
(1)Amounts listed include payments and benefits relating to cell phone stipends and group term life insurance coverage.
(2)Amounts reflect the cost of Executive Physical through Northwestern Executive Health.
(3)Amounts reflect the cost of Executive Financial and Estate Planning; this perquisite is limited to $10,000 per year.
(4)Amounts reflect matching contributions made on behalf of each named executive officer to our tax-qualified 401(k) retirement savings plan. Amounts shown reflect matching contributions across portions of two calendar years.
(5)Amounts reflect employer provided contributions made on behalf of each named executive officer to their tax-qualified health savings account plan.

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ATKORE 2025 PROXY STATEMENT     40

Grants of Plan-Based Awards in Fiscal Year 2024
The following table summarizes cash-based awards and equity awards that were granted to each of the named executive officers during fiscal year 2024:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/ SH)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William E. Waltz, Jr.		$687,500	$1,375,000	$3,437,500
	11/13/2023				11,907	23,813	47,626				$3,599,418
	11/13/2023							18,382			$2,399,954
John M. Deitzer		$166,250	$332,500	$831,250
	11/13/2023				298	596	1192				$90,087
	11/13/2023							689			$89,956
Daniel S. Kelly		$198,750	$397,500	$993,750
	11/13/2023				1,687	3,374	6,748				$509,992
	11/13/2023							2,604			$339,978
Mark F. Lamps		$202,500	$405,000	$1,012,500
	11/13/2023				2,183	4,366	8,732				$659,936
	11/13/2023							3,370			$439,987
John W. Pregenzer		$204,375	$408,750	$1,021,875
	11/13/2023				2,382	4,763	9,526				$719,944
	11/13/2023							3,676			$479,939
David P. Johnson (5)		$252,000	$504,000	$1,260,000
	11/13/2023				3,076	6,152	12,304				$929,896
	11/13/2023							4,749			$620,029
(1)Amounts in these columns represent potential annual performance bonuses that the NEOs could have earned under the AIP for fiscal year 2024. The actual amounts of the awards paid to the NEOs in respect of fiscal year 2024 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)Subject to the achievement of certain performance criteria, represents the potential number of shares that may be issued to the NEO pursuant to the grant of PSU awards made in fiscal year 2024 under the Omnibus Incentive Plan of 2020 (see “Compensation Discussion and Analysis, Long-Term Incentives” beginning on page 32.
(3)Represents the number of shares subject to RSU awards made in fiscal year 2024 under the Omnibus Incentive Plan of 2020. The RSU awards vest one-third on each of the first, second and third anniversaries of the grant date, contingent on the NEO continuing their employment with the Company through each date.
(4)The aggregate grant date fair value of PSU and RSU awards was determined in accordance with FASB ASC Topic 718. See Note 5 "Stock Incentive Plan" to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for additional detail regarding assumptions underlying the valuation of our equity awards
(5)All outstanding shares granted in fiscal 2024 were forfeited by Mr. Johnson following his resignation on August 9, 2024.

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ATKORE 2025 PROXY STATEMENT     41

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows, for each of the named executive officers, all equity awards that were outstanding as of September 30, 2024.

		Options Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Number of Unearned Shares, Units, Other Rights That Have Not Vested (#)(5)	Market Value of Unearned Shares, Units Other Rights That Have Not Vested ($)(6)
William E. Waltz, Jr.	10/1/2018	219,538	—	—	$25.91	10/1/2028
	11/16/2021	12,684	6,343	—	$105.94	11/16/2031
	11/11/2022	7,707	15,415	—	$101.66	11/11/2032
	11/16/2021						3,011	$255,158
	11/11/2022						8,259	$699,828
	11/13/2023						18,518	$1,569,192
	11/11/2022								40,317	$3,416,463
	11/13/2023								47,626	$4,035,827
John M. Deitzer	11/16/2021						254	$21,512
	11/11/2022						594	$50,340
	11/13/2023						694	$58,817
	11/11/2022								1,452	$123,042
	11/13/2023								1,192	$101,010
Daniel S. Kelly	11/30/2016	8,484	—	—	$21.45	11/30/2026
	11/28/2017	10,504	—	—	$20.01	11/28/2027
	11/27/2018	13,393	—	—	$17.90	11/27/2028
	11/21/2019	8,897	—	—	$37.24	11/21/2029
	11/17/2020	11,144	—	—	$29.80	11/17/2030
	11/16/2021	2,002	1,002	—	$105.94	11/16/2031
	11/11/2022	1,194	2,390	—	$101.66	11/11/2032
	11/16/2021						475	$40,293
	11/11/2022						1,280	$108,500
	11/13/2023						2,623	$222,292
	11/11/2022								6,249	$529,540
	11/13/2023								6,748	$571,826
Mark F. Lamps	11/21/2019	8,897	—	—	$37.24	11/21/2029
	11/17/2020	12,073	—	—	$29.80	11/17/2030
	11/16/2021	2,336	1,169	—	$105.94	11/16/2031
	11/11/2022	1,387	2,775	—	$101.66	11/11/2032
	11/16/2021						555	$47,037
	11/11/2022						1,487	$126,000
	11/13/2023						3,395	$287,682
	11/11/2022								7,257	$614,958
	11/13/2023								8,732	$739,950
John W. Pregenzer	11/21/2019	8,007	—	—	$37.24	11/21/2029
	11/17/2020	12,073	—	—	$29.80	11/17/2030
	11/16/2021	—	1,252	—	$105.94	11/16/2031
	11/11/2022	—	3,083	—	$101.66	11/11/2032
	11/16/2021						594	$50,366
	11/11/2022						1,652	$140,000
	11/13/2023						3,703	$313,804
	11/11/2022								8,063	$683,259
	11/13/2023								9,526	$807,233
(1)Stock option awards granted prior to November 30, 2016, vest over a period of five years with one-fifth becoming exercisable on each anniversary of the grant date. Stock option awards granted after November 29, 2016 vest over a period of three years with one-third becoming exercisable on each anniversary of the grant date. Stock options granted to Mr. Waltz on October 1, 2018 vest over a period of five years, with one-fifth becoming exercisable on each anniversary of the grant date.
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ATKORE 2025 PROXY STATEMENT     42

(2)In general, annual RSU grants vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date. PSUs vest at the end of a three-year performance period.
(3)The unvested shares of stock reported include matching dividend equivalent units (DEU) equal to the value of Atkore's quarterly dividend payments throughout the fiscal year ending on September 30, 2024.
(4)RSU market value is determined by multiplying the total number of shares awarded that have not vested times $84.74, the closing price of a share of our common stock on the NYSE on September 30, 2024.
(5)The unvested shares of stock reported include matching dividend equivalent units (DEU) equal to the value of Atkore's quarterly dividend payments throughout the fiscal year ending on September 30, 2024.
(6)PSU market value is determined by multiplying the total number of unvested outstanding shares based on maximum performance levels as of September 30, 2024, times $84.74, the closing price of a share of our common stock on the NYSE on September 30, 2024.

Option Exercises and Stock Vested in Fiscal Year 2024
The following table shows, for each of the named executive officers, stock options exercised, and stock awards vesting that were outstanding as of September 30, 2024.

	Options Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William E. Waltz, Jr.	129,600	$18,841,437	35,567	$3,633,815
John M. Deitzer	—	$—	2,116	$234,809
Daniel S. Kelly	24,500	$4,024,933	6,355	$670,861
Mark F. Lamps	—	$—	7,271	$763,855
John W. Pregenzer	10,592	$1,204,153	7,689	$805,145
David P. Johnson (3)	40,377	$2,643,801	4,069	$538,985
(1)Stock options exercised by Messrs. Waltz, Johnson, Kelly, and Pregenzer were paid out in cash; no payments were made in shares for any of these executives during fiscal year 2024.
(2)Stock awards are in the form of RSUs and PSUs vested during fiscal year 2024. RSU value realized upon vesting is prior to any tax withholding requirements. PSU value realized is an estimated value based on the estimated performance as of September 30, 2024, and the closing price of Atkore common stock on September 30, 2024. PSU performance is not finalized until Board of director approval at our November board meeting.
(3)Mr. Johnson exercised all vested and exercisable stock options upon his separation from the company, however all unvested RSU and PSU were forfeited upon his resignation on August 9, 2024.

Employment Agreements and Offer Letters
None of our named executive officers is currently a party to an employment agreement, an offer letter, or a severance agreement that governs the terms of their post-termination compensation. All of our named executive officers are covered under the severance policy.

In July 2017, we adopted a Severance and Retention Policy for Senior Management for the benefit of our named executive officers and certain other executive officers of the Company. Participation in the severance policy is voluntary, and, if a participant who is subject to an employment agreement or offer letter elects to be covered by the severance policy, that employment agreement or offer letter would be superseded by the severance policy. To date, all of our named executive officers have elected to be covered under the policy.

Under the Policy, a Participant is entitled to receive severance payments and termination benefits upon a future termination of the Participant’s employment by the Company without “cause” or by the Participant with “good reason” (each, a “qualifying termination”). These payments and termination benefits include:

▪a severance payment equal to the sum of (x) the Participant’s then-current base salary times a “severance multiple” (described below) plus (y) the average of the Participant’s three most recent annual bonuses times the severance multiple;

▪a pro-rated annual bonus payment for the fiscal year in which the termination occurs, based on actual performance of Company metrics and target performance of individual metrics, and generally payable in a lump sum on the date of payment of annual bonuses; and
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▪to the extent the Participant elects COBRA continuation coverage, the provision of such coverage at active-employee rates for a period equal to the lesser of 18 months or the number of months of severance to which the Participant would be entitled after applying the severance multiple.

The severance multiples under the severance policy depend on whether the qualifying termination occurs before or after a change in control as follows:

Participant	If the qualifying termination occurs prior to a change in control:	If the qualifying termination occurs within 24 months following a change in control:
CEO	2.0	2.5
Other NEOs	1.0	1.5

The severance payment will be paid in a number of monthly installments equal to the number of months that comprise the severance multiple (e.g., if the severance multiple is 1, the number of monthly installments would be 12), except that, if the termination occurs after a change in control, the severance payment will be paid in a lump sum to the maximum extent practicable under applicable law. If any payments to a participant under the severance policy trigger "golden parachute" excise taxes under Section 4999 of the Internal Revenue Code, the payments would be reduced if the reduction is better for the participant on an after-tax basis, and none of our employees is entitled to be made whole for these taxes under any circumstances.

The severance policy includes customary restrictive covenants that apply for a period based on the applicable severance multiple (and so determined whether or not the termination is a qualifying termination). In order to receive the severance payments and termination benefits under the severance policy, the participant must execute a release of claims and comply with the applicable restrictive covenants. See "Potential Payments upon Termination or Change in Control" below for more information on severance payments and termination benefits due to NEOs upon a termination of employment.

Pension Benefits and Non-Qualified Deferred Compensation
Our named executive officers do not currently participate in any tax-qualified or non-qualified defined benefit pension plans, and we do not currently sponsor any non-tax qualified deferred compensation plans. Our named executive officers do participate in our tax-qualified 401(k) retirement savings plan, under which we match the contributions of each of our employees, including our named executive officers, at a rate of 50% of the first 6% contributed by each employee. Employees and named executive officers are immediately vested in the matching contributions. Matching contribution amounts can be found in the “All Other Compensation” table under the heading “Retirement Plan Contributions.”

Potential Payments upon Termination or Change in Control
As discussed above, Mr. Johnson resigned from his position as Chief Financial Officer effective August 9, 2024, Mr. Johnson was not entitled to any severance payments of the type described below.

Under the Company’s compensation policies, Mr. Johnson received payment of his accrued and unpaid salary through his termination date. All of the outstanding equity awards held by Mr. Johnson as of his employment termination date were forfeited.

The following table summarizes the severance benefits that would have been payable to each of the named executive officers upon termination of their employment or the occurrence of a change in control, assuming that (1) the triggering event or events occurred on September 30, 2024, (2) payment is made to the relevant individual under our severance policy described above, and (3) for equity awards, the relevant share price was the closing price of our common stock on September 30, 2024, which is the last day of fiscal year 2024 for which public stock prices are available ($84.74). The specific benefits that would have been payable are further described in the footnotes following the table. For purposes of this table, “retirement” is deemed to occur on a voluntary termination under the "Rule of 65," after an individual’s age and years of service equals or exceeds 65 (and subject to meeting a
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minimum age requirement of 55 and a six-month irrevocable advanced notice requirement). Currently, Messrs. Waltz and Kelly are the only named executive officers who are eligible for retirement.

Name / Form of Compensation	Qualifying Termination Change in Control ($)	With Cause ($)	Without Cause or With Good Reason ($)	Resignation ($)	Death or Disability ($)	Retirement ($)
William E. Waltz, Jr.(1)
Severance	7,230,530	—	5,951,034	—	833,052	—
Benefit & Perquisite Continuation	47,075	—	47,075	—	—	—
Vesting of Equity Awards(2)(3)	22,891,889	—	—	—	9,976,468	9,976,468
John M. Deitzer(1)
Severance	1,226,395	—	886,116	—	205,558	—
Benefit & Perquisite Continuation	47,357	—	35,071	—	—	—
Vesting of Equity Awards(2)(3)	354,721	—	—	—	354,721	—
Daniel S. Kelly(1)
Severance	1,632,185	—	1,170,037	—	245,742	—
Benefit & Perquisite Continuation	47,357	—	35,071	—	—	—
Vesting of Equity Awards(2)(3)	4,619,374	—	—	—	1,472,451	1,472,451
Mark F. Lamps(1)
Severance	1,487,318	—	1,041,048	—	148,508	—
Benefit & Perquisite Continuation	32,544	—	25,196	—	—	—
Vesting of Equity Awards(2)(3)	2,901,526	—	—	—	1,815,627	—
John W. Pregenzer(1)
Severance	1,730,583	—	1,236,523	—	248,404	—
Benefit & Perquisite Continuation	28,409	—	22,439	—	—	—
Vesting of Equity Awards(2)(3)	3,038,286	—	—	—	1,994,662	—
David P. Johnson(1)
Severance	—	—	—	—	—	—
Benefit & Perquisite Continuation	—	—	—	—	—	—
Vesting of Equity Awards(2)(3)	—	—	—	—	—	—
(1)Under the terms of our severance policy, if the employment of a named executive officer is terminated without “cause” or for “good reason,” he is eligible to receive (1) a multiple of his base salary and prior years’ bonuses, (2) a pro-rata bonus for the year of termination, and (3) continued health and welfare insurance benefits at active employee rates for 18 months post-termination. The applicable multiples are described above, see “Employment Agreements and Offer Letters.” In the “Severance” row of the table, the amount in the “Change in Control” column includes only the incremental value that would be paid to the named executive officer in the event of a qualifying termination following a change in control arising from the application of the higher multiple (i.e., the named executive officer would also receive the amount in the “Without Cause or With Good Reason” column). For all of the NEOs (other than Mr. Waltz), the “Benefit & Perquisite Continuation” row also includes the estimated $10,500 cost of outplacement services that would be provided to the NEO.
(2)The effect of a termination of employment prior to a change in control on outstanding equity awards is as follows:
•Options. Options vest in full on termination due to the holder’s death or permanent disability. In addition, options continue to vest due to the holder’s retirement (subject to compliance with applicable restrictive covenants). On any other termination of employment, unvested options are forfeited.
•RSUs. RSUs vest in full on termination due to the holders’ death or permanent disability and continue to vest due to retirement (subject to compliance with applicable restrictive covenants). On any other termination of employment, RSUs are forfeited.
•PSUs. Upon the holders’ death, permanent disability, or retirement, a number of PSUs will vest based on actual performance during the entire performance period (as if the holder were employed for the full performance period), pro-rated for the period of actual employment during the performance period. For retirement vesting to occur, the holder must be employed for at least six months after the date of grant and must remain in compliance with applicable restrictive covenants. On any other termination of employment, PSUs are forfeited. For purposes of the “Death or
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Disability” and "Retirement" columns, we have assumed pro-rata vesting based on the target number of PSUs rather than actual performance.
The effect of a change in control on outstanding equity awards is as follows:
•Options and RSUs. In the event of a change in control, outstanding RSUs and options will be converted into economically equivalent awards with (1) an equivalent or better vesting schedule and (2) accelerated vesting on a termination without cause or a constructive termination with “good reason” within two years following the change in control. If not so converted, the outstanding RSUs and options will be fully vested and canceled for a cash payment equal to the price paid per share in the change in control (less, in the case of options, the strike prices of the options).
•PSUs. In the event of a change in control, our Omnibus Incentive Plan provides that the PSUs will be converted into time-vesting RSUs that vest based on continued service over the remainder of the performance period. The number of RSUs resulting from this conversion is based on either the target number of PSUs or actual performance measured against the performance goals, and in either case pro-rated based on service for the elapsed portion of the performance period through date of the change in control. These RSUs may then be converted into alternative awards with the features described in the immediately preceding paragraph (i.e., accelerated vesting on a termination without cause or a constructive termination with “good reason” within two years following the change in control), and if not so converted, will be fully vested and canceled for a cash payment equal to the price paid per share in the change in control.
(3)For purposes of the “Vesting of Equity Awards” row and the “Change in Control” column, we have assumed that (1) a change in control occurred on September 30, 2024, which is the last day of the fiscal year for which public stock prices are available, (2) PSUs were converted into RSUs based on the target number, rather than based on actual performance, and (3) the RSUs resulting from such conversion, as well as all other RSUs and all options, were fully vested and canceled for cash at the closing stock price on that date $84.74 (minus, in the case of options, the applicable exercise price).

CEO Pay Ratio
We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and CEO as required by Item 402(u) of Regulation S-K. We identified our median employee using our global population of approximately 5,753 regular and temporary employees, and Mr. Waltz as our CEO, in each case as of June 30, 2024, in accordance with applicable SEC rules. In compliance with the "de minimis" exemption of Item 402(u), we excluded all employees in four countries totaling 277 employees (approximately 4.8% of our total workforce of 5,753). Employees in the following countries were excluded:

Country	Headcount
Canada	146
China	9
New Zealand	96
Russia	26
As a result, our pay ratio includes 5,476 of our employees in over five countries. IRS Form W-2 or W-2 equivalent earnings is our consistently applied compensation measure used to identify the median employee. This earnings definition provides an accurate depiction of total earnings for the purpose of identifying our median employee. W-2 equivalent earnings for employees outside the United States were converted to United States Dollars by applying the applicable exchange rates in effect on October 1, 2023 which is the beginning of our 2024 fiscal year. No cost of living adjustments were applied in our methodology. Our median employee’s total compensation of $51,862 was calculated in the same manner as we calculated total compensation for each of the named executive officers in the Summary Compensation Table. Mr. Waltz’s total compensation for purposes of this disclosure is $7,941,844.
Accordingly, our CEO to Employee Pay Ratio is 153:1.

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ATKORE 2025 PROXY STATEMENT     46

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and item 402(v) of Regulation S-K, we are providing the following information about the executive compensation actually paid to our Named Executive Officers as defined by Item 402(v) and our financial performance during fiscal years ending 2024, 2023, 2022 and 2021.

Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO NEOs (2)(3)	Average Compensation Actually Paid to non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($M)(6)	Adjusted EBITDA ($M) (7)

					Total Shareholder Return(4)	Peer Group Total Shareholder Return (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$7,941,844	($5,910,997)	$1,666,386	($1,079,163)	$375.57	$209.16	$472.90	$771.70
2023	$6,938,256	$25,496,127	$1,803,340	$5,502,109	$656.36	$161.74	$689.90	$1,042.10
2022	$7,410,815	$5,997,622	$1,990,860	$1,940,417	$342.32	$122.63	$913.43	$1,341.80
2021	$5,523,425	$36,672,491	$1,875,741	$7,568,505	$382.40	$139.99	$587.86	$897.60

(1) The principal executive officer (PEO) for all years shown in the table is Mr. Waltz.
(2) The non-PEO named executive officers reflected in columns (d) and (e) represent the following individuals for 2024, 2023, 2022 and 2021: Mr. Deitzer, Mr. Kelly, Mr. Lamps and Mr. Pregenzer and Mr. Johnson.
(3) For information on the calculation on CAP to our PEO and average CAP to our non-PEO NEOs, please see immediately following discussion.
(4) This column illustrates the cumulative Total Shareholder Return that would have been realized as of the end of the measurement period, assuming reinvestment of dividends throughout, by an investor who invested $100 in our common stock at the beginning of the measurement period.
(5) Represents the Total Shareholder that would have been realized by an investor, assuming reinvestment of dividends, who invested $100 in the peer group at the beginning of the measurement period. The peer group used for this purpose is the S&P 400 Industrials Index. The peer group referred to throughout this Pay for Performance section is separate and distinct from the peer group referred to in the “Compensation Discussion and Analysis” above.
(6) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7) We determined Adjusted EBITDA to be the Company Selected Measure, which in our assessment represents the most important financial performance measure not otherwise disclosed in the table that we use to link CAP to the Company’s NEOs for the most recently completed fiscal year to company performance. For more information on the calculation of Adjusted EBITDA, see “Performance Metrics Definitions” on page 32.

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ATKORE 2025 PROXY STATEMENT     47

PEO and non-PEO Summary Compensation Table (SCT) Total to CAP Reconciliations:
In calculating CAP to the PEO (column c) and the average CAP to non-PEO NEOs (column e), the following amounts were deducted from and added to the Summary Compensation Table totals reported above.

	CAP to PEO
Prior FYE	9/30/2020	9/30/2021	9/30/2022	9/30/2023
Current FYE	9/30/2021	9/30/2022	9/30/2023	9/30/2024
Fiscal Year	2021	2022	2023	2024
SCT Total	$5,523,425	$7,410,815	$6,938,256	$7,941,844
+ Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($2,099,778)	($3,799,912)	($5,000,039)	($5,999,372)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$9,039,942	$3,444,600	$8,216,512	$1,854,240
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$23,678,706	($2,017,324)	$13,328,729	($7,737,198)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$530,196	$959,443	$2,012,668	($1,970,511)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	$0
Compensation Actually Paid	$36,672,491	$5,997,622	$25,496,127	($5,910,997)

	Average CAP to Non-PEO NEOs
Prior FYE	9/30/2020	9/30/2021	9/30/2022	9/30/2023
Current FYE	9/30/2021	9/30/2022	9/30/2023	9/30/2024
Fiscal Year	2021	2022	2023	2024
SCT Total	$1,875,741	$1,990,860	$1,803,340	$1,666,386
+ Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($662,459)	($787,501)	($1,006,234)	($975,949)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,852,019	$713,877	$1,653,534	$207,880
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$3,203,877	($357,124)	$2,439,589	($885,396)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$299,328	$380,306	$611,881	($411,244)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	($680,840)
Compensation Actually Paid	$7,568,505	$1,940,417	$5,502,109	($1,079,163)

Pay versus Performance Supplemental Disclosure
Our executive compensation programs reflect the amounts earned by our executives that depended on the achievement of challenging company goals and objectives. In keeping with the five key principles that guide our compensation philosophy, executive compensation must be aligned with stockholder interest, performance based, balanced, market competitive and supports our values. The Human Resource and Compensation Committee places a significant emphasis on long-term incentive compensation in the form of equity incentives which are sensitive to changes in stock price. In accordance with Item 402(v) of Regulation S-K, Atkore is providing the following graphs to illustrate the relationship between CAP to the PEO and non-PEO NEOs and (1) Atkore's TSR and S&P 400 Industrials TSR, (2) Atkore's Net Income and (3) Atkore's Adjusted EBITDA. These graphs supplement the Pay versus Performance table disclosed above, and illustrate the strong correlation between pay and the performance we deliver to our stockholders. Additional information about our annual and long-term incentive programs begins on page 30.

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ATKORE 2025 PROXY STATEMENT     48

Atkore & Peer TSR vs. Compensation Actually Paid
$40
$35
$30
$25
$20
$15
$10
$5
$0
$(5)
$(10)
$700
$600
$500
$400
$300
$200
$100
$0
$36.67
$7.57
$6.00
$1.94
$25.50
$5.50
($5.91)
($1.08)
$100.00
$382.40
$342.32
$656.36
$375.57
$139.99
$122.63
$161.74
$209.16
09/30/20
09/30/21
09/30/22
09/30/23
09/30/24
PEO CAP ($M)
Average NEO CAP ($M)
ATKR
S&P 400 Industrials

Atkore Net Income vs. Compensation Actually Paid
$40
$35
$30
$25
$20
$15
$10
$5
$0
$(5)
$(10)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$36.67
$7.57
$587.86
$913.43
$6.00
$1.94
$25.50
$5.50
$689.90
($5.91)
($1.08)
$472.90
09/30/21
09/30/22
09/30/23
09/30/24
PEO CAP ($M)
Average NEO CAP ($M)
Net Income ($M)

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ATKORE 2025 PROXY STATEMENT     49

Atkore Adjusted EBITDA vs. Compensation Actually Paid
$40
$35
$30
$25
$20
$15
$10
$5
$0
$(5)
$(10)
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$36.67
$7.57
$897.55
$6.00
$1.94
$1,341.79
$25.50
$5.50
$1,042.13
($5.91)
($1.08)
$771.70
09/30/21
09/30/22
09/30/23
09/30/24
PEO CAP ($M)
Average NEO CAP ($M)
Adjusted EBITDA ($M)

Pay versus Performance Most Important Measures
The following list of four performance measures, which in our belief represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for fiscal year 2024, are used for purposes of determining payouts under either our annual and long-term incentive plans.

Most Important Performance Measures
Adjusted EBITDA(1)
Working Capital Days(1)
Relative TSR(2)
Adjusted Net Income(2)

(1) See “Performance Metrics Definitions” on page 32 for more information on Adjusted EBITDA and Working Capital Days.
(2) See “Long-Term Incentives” on page 32 for more information on Relative TSR and Adjusted Net Income.

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish such reports to the Company.

The Company has determined that the following reports during fiscal year 2024 were delinquent:

•One Form 4 report for Betty R. Wynn in connection with the grant of restricted stock units on January 27, 2022. The amendment to the Form 4 was filed to correct the number of restricted stock units granted, which was inadvertently over-reported by 6 shares due to a clerical error. The original Form 4 was filed on January 27, 2022 and the Form 4/A was filed on November 19, 2024.

•One Form 4 report for John W. Pregenzer in connection with a transaction on February 26, 2024. The amendment to the Form 4 was filed to correct the transaction details, which were inadvertently reported as a sale of shares instead of an exercise of stock options and subsequent sale. The original Form 4 was filed on February 26, 2024 and the Form 4/A was filed on November 27, 2024.

•One Form 4 report for each of William E. Waltz, Jr., Daniel S. Kelly, John W. Pregenzer, Mark F. Lamps, and LeAngela W. Lowe in connection with the accrual of dividend equivalent units on unvested restricted stock units on March 15, 2024 was filed late due to an administrative error. These forms were filed on November 13, 2024.

•One Form 4 report for David P. Johnson in connection with the accrual of dividend equivalent units on unvested restricted stock units on March 15, 2024 was filed late due to an administrative error. This form was filed on December [•], 2024.

•One Form 4 report for each of Michael V. Schrock, B. Joanne Edwards, Jeri L. Isbell, Wilbert W. James, Jr., Justin A. Kershaw, Scott H. Muse, Betty R. Wynn, and A. Mark Zeffiro in connection with the accrual of dividend equivalent units on unvested or deferred restricted stock units on March 15, 2024 was filed late due to an administrative error. These forms were filed on November 19, 2024.

•One Form 4 report for each of William E. Waltz, Jr., Daniel S. Kelly, John W. Pregenzer, Mark F. Lamps, and LeAngela W. Lowe in connection with the accrual of dividend equivalent units on unvested restricted stock units on May 31, 2024 was filed late due to an administrative error. These forms were filed on November 13, 2024.

•One Form 4 report for David P. Johnson in connection with the accrual of dividend equivalent units on unvested restricted stock units on May 30, 2024 was filed late due to an administrative error. This form was filed on December [•], 2024.

•One Form 4 report for each of Michael V. Schrock, B. Joanne Edwards, Jeri L. Isbell, Wilbert W. James, Jr., Justin A. Kershaw, Scott H. Muse, Betty R. Wynn, and A. Mark Zeffiro in connection with the accrual of dividend equivalent units on unvested or deferred restricted stock units on May 31, 2024 was filed late due to an administrative error. These forms were filed on November 19, 2024.

•One Form 4 report for Wilbert W. James, Jr. in connection with a sale of stock on June 3, 2024 was filed late due to an administrative error. This form was filed on June 10, 2024.

•One Form 3 report for John M. Deitzer in connection with his appointment to a Section 16 reporting position on August 9, 2024 was filed late due to a delay by the SEC in issuing EDGAR Filing Codes. This form was filed on August 28, 2024.

•One Form 4 report for James W. Alvey in connection with a grant of restricted stock units on August 12, 2024 was filed late due to a delay by the SEC in issuing EDGAR Filing Codes. This form was filed on August 19, 2024.

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ATKORE 2025 PROXY STATEMENT     51

•One Form 4 report for each of William E. Waltz, Jr., John M. Deitzer, James W. Alvey, Daniel S. Kelly, John W. Pregenzer, Mark F. Lamps, and LeAngela W. Lowe in connection with the accrual of dividend equivalent units on unvested restricted stock units on August 30, 2024 was filed late due to an administrative error. These forms were filed on November 13, 2024.

•One Form 4 report for each of Michael V. Schrock, B. Joanne Edwards, Jeri L. Isbell, Wilbert W. James, Jr., Justin A. Kershaw, Scott H. Muse, Betty R. Wynn, and A. Mark Zeffiro in connection with the accrual of dividend equivalent units on unvested or deferred restricted stock units on August 30, 2024 was filed late due to an administrative error. These forms were filed on November 19, 2024.

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ATKORE 2025 PROXY STATEMENT     52

Beneficial Ownership

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 6, 2024 with respect to the ownership of our common stock by:

▪each person known to own beneficially more than five percent of our common stock;
▪each of our directors;
▪each of our named executive officers; and
▪all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on [•] shares of our common stock outstanding as of December 6, 2024.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o Atkore Inc., 16100 South Lathrop Avenue, Harvey, Illinois 60426.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent (%)
[•](1)
[•](2)
[•](3)
William E. Waltz Jr.(4) (5)
John M. Deitzer(4)		*
Mark F. Lamps(4)		*
LeAngela W. Lowe(4)		*
Daniel S. Kelly(4)		*
John W. Pregenzer(4)		*
James W. Alvey(4)		*
Michael V. Schrock(6)		*
B. Joanne Edwards(6)		*
Jeri L. Isbell(6)		*
Justin A. Kershaw(6)		*
Wilbert W. James Jr.(6)		*
Betty R. Wynn(6)		*
Scott H. Muse(6)		*
A. Mark Zeffiro(6)		*
All current directors and executive officers as a group (14 persons)(4)(5)

*	Less than one percent.
(1)[•].
(2)[•].
(3)[•].
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ATKORE 2025 PROXY STATEMENT     53

(4)Includes shares which the current executive officers had the right to acquire prior to December 6, 2024 through the exercise of stock options or vesting of RSUs: Mr. Waltz, [•]; Mr. Deitzer, [•]; Mr. Lamps, [•]; Mrs. Lowe, [•]; Mr. Kelly, [•]; Mr. Pregenzer , [•] and Mr. Alvey, [•]. All current executive officers as a group had the right to acquire [•] shares prior to December 1, 2024 through the exercise of stock options or vesting of RSUs and PSUs.
(5)Further to footnote (5) Mr. Waltz's full direct and indirect holding of Atkore stock is shown in the table below:

CEO Outstanding Aggregate Equity Holdings as of 12/6/2024
Awards
	Exercisable Vested Stock Options	Unvested	Total
Total Outstanding Equity			—

CEO Stock Ownership Summary as of 12/6/2024
Awards
Notes	Vested	Unvested	Total
Shares Owned *		—	—
•Shares owned includes [•] shares held in a separate trust. Beneficially owned shares of [•] is the sum of exercisable vested stock options equal to 253,979 plus the vested shares owned equal to [•] minus the shares held in the separate trust equal to [•]. Mr. Waltz disclaims beneficial ownership in the shares held by the family trust.
(6)     Includes RSUs granted to the directors for board service that will vest at the earlier of 1 year or the date of Annual Meeting next following the date of grant: Mr. Schrock,[•] RSUs, Ms. Isbell, [•] RSUs, Mr. Kershaw, [•] RSUs, Mr. James, [•] RSUs, Ms. Wynn, [•] RSUs, Mr. Muse, [•] RSUs, Ms. Edwards, [•] RSUs, and Mr. Zeffiro, [•] RSUs.
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ATKORE 2025 PROXY STATEMENT     54

PROPOSAL 2: EXECUTIVE COMPENSATION

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As a result of the Dodd-Frank Act, and in accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. At the Company’s annual meeting of stockholders on January 30, 2024, holders of a majority in aggregate principal amount of shares entitled to vote considered and approved a proposal that the Company put to vote a Say on Pay proposal each year.

As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the Human Resources & Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Human Resources & Compensation Committee strives to (i) attract and retain highly motivated, qualified and experienced executives, (ii) focus the attention of the named executive officers on the strategic, operational and financial performance of the Company, and (iii) encourage the named executive officers to meet long-term performance objectives and increase stockholder value. To do so, the Human Resources & Compensation Committee uses a combination of short- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. It is always the intention of the Human Resources & Compensation Committee that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers are reasonable and not excessive.

For these reasons, the Board is asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation Tables” section of this proxy statement.

REQUIRED VOTE
As an advisory vote, Proposal 2 is not binding on our Board or the Human Resources & Compensation Committee, will not overrule any decisions made by our Board or the Human Resources & Compensation Committee, or require our Board or the Human Resources & Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Human Resources & Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

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ATKORE 2025 PROXY STATEMENT     55

PROPOSAL 3: ADOPTION OF FOURTH AMENDED CERTIFICATE

ADOPTION OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
On November 18, 2024, the Board unanimously authorized, declared advisable and recommended for approval the adoption of the Fourth Amended and Restated Certificate of Incorporation to limit the personal liability of certain officers of the Company to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) and to remove obsolete provisions related to classes of directors, as set forth in Appendix A.
The foregoing summary of the Fourth Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to Appendix A, which shows proposed additions to the Certificate of Incorporation by bold underlined text and proposed deletions by strikethrough text.
If this Proposal 3 is approved by our stockholders, the Fourth Amended and Restated Certificate of Incorporation subject to this Proposal 3 would become effective upon its filing with the Delaware Secretary of State, in substantially the form of Appendix A, which we intend to do promptly following the Annual Meeting. In accordance with the DGCL, however, the Board reserves the right to abandon or delay the filing of the Fourth Amended and Restated Certificate of Incorporation without further action by our stockholders notwithstanding approval by our stockholders of the adoption of the Fourth Amended and Restated Certificate of Incorporation.
If this Proposal 3 is not approved by our stockholders, Article Fifth, Sections 3, 4 and 6 of our Certificate of Incorporation will remain unchanged and in effect.

Reasons for the Proposed Amendments
The State of Delaware, which is our state of incorporation, adopted an amendment to Section 102(b)(7) of the DGCL authorizing Delaware corporations to eliminate or limit monetary liability for certain of their senior corporate officers for breach of the duty of due care in a manner similar to that already permitted for directors of such corporations.
Our Certificate of Incorporation currently provides for the exculpation of directors to the extent permitted by the DGCL but does not permit exculpation of officers. Additionally, effective as of the annual meeting of stockholders held in 2022, the Board was fully declassified and each of the Company’s directors are elected annually.
The Board, after careful consideration and upon the recommendation of the Nominating and Governance Committee, has determined that it is advisable and in the best interests of us and our stockholders to adopt the Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company to the extent permitted by Section 102(b)(7) of the DGCL as well as to remove certain obsolete provisions in our Certificate of Incorporation related to classes of directors.

In making this recommendation, the Board took into account multiple factors, including the narrow class and type of claims from which such officers can be exculpated from liability under Section 102(b)(7) of the DGCL and the benefits the Board believes would accrue to the Company by providing such limited exculpation, including, without limitation, the comparable treatment of directors and officers, the ability to attract and retain experienced officers and the potential to reduce litigation costs associated with frivolous lawsuits. In the absence of such protection, qualified officers might be deterred from serving as officers of the Company due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit.

If approved, the Fourth Amended and Restated Certificate of Incorporation proposed under this Proposal 3 would only allow for the exculpation of applicable officers in connection with certain claims brought by stockholders to the extent permitted under the DGCL, but importantly would not eliminate officers’ personal liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. This means that the Board will retain the right to bring appropriate actions against officers and that stockholder derivative claims against officers for breach of the duty of care may continue to be brought if demand requirements are met. Furthermore, like the provisions limiting the liability of directors, the limitation on liability of
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ATKORE 2025 PROXY STATEMENT     56

PROPOSAL 3: ADOPTION OF FOURTH AMENDED CERTIFICATE
officers would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Additionally, if approved, the Fourth Amended and Restated Certificate of Incorporation proposed under this Proposal 3 would remove certain obsolete provisions related to classes of directors.

Required Vote
This proposal requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Any abstention or broker non-vote will have the effect of a vote "against" the proposal. Unless otherwise instructed, the proxyholders will vote proxies FOR the approval of this proposal.

✓
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY SECTION 102(B)(7) OF THE DELAWARE GENERAL CORPORATION LAW AND TO REMOVE OBSOLETE PROVISIONS RELATED TO CLASSES OF DIRECTORS.

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ATKORE 2025 PROXY STATEMENT     57

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025, and recommends that the stockholders vote for ratification of such selection. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company.

As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. Deloitte & Touche rotates its lead audit engagement partner every five years, with a new lead engagement partner beginning with the Atkore fiscal year 2024 audit. The Audit Committee believes there are significant benefits to having an independent auditor with history with the Company, including higher quality audit work and accounting due to Deloitte & Touche's institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework. On an annual basis, the Audit Committee reviews and considers Deloitte & Touche's performance of the Company's independent audit in determining whether to reappoint the firm, carefully considering factors such as:

▪independence and objectivity	▪client service assessment and feedback from management
▪resources, technical capability and expertise	▪industry-specific experience and insights
▪historical and recent performance	▪external data relating to audit quality and performance
▪extent, quality and candor of communications	▪appropriateness of fees for audit and non-audit services
▪report on quality	▪length of time serving in this role, the benefits of longer tenure and the impacts of changing auditors

Based on this evaluation, the Audit Committee has determined that continued retention of Deloitte & Touche as our independent auditor for fiscal year 2025 is in the best interest of the Company and its stockholders.

In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte & Touche LLP for fiscal year 2025; however, the Audit Committee will consider the outcome of the vote for fiscal year 2025 when making appointments of our independent registered public accounting firm in future years.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

✓
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2025.

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ATKORE 2025 PROXY STATEMENT     58

Pre-Approval Policies and Procedures
In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee of the Board has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

All of the services performed by Deloitte & Touche LLP during the fiscal years ended September 30, 2024 and September 30, 2023, were approved in advance by the Audit Committee pursuant to the pre-approval policy.

Audit Fees and Related Fees
The following table presents, for fiscal year 2024 and 2023, fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Deloitte & Touche LLP for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any products and services provided by Deloitte & Touche LLP not included in the first three categories.

	Fiscal Year Ended
	September 30, 2024	September 30, 2023
Audit Fees(1)	$3,018,960	$2,971,200
Audit Related Fees(2)	$—	$—
Tax Fees	$—	$—
All other fees	$26,430	$—
(1)Audit fees include fees related to the audits of the Company and other services associated with regulatory filings as well as other fees associated with audits of certain subsidiaries of the Company.
(2)Audit related fees primarily include fees for issuance of comfort letter related to Company's issuance of debt.

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ATKORE 2025 PROXY STATEMENT     59

REPORT OF THE AUDIT COMMITTEE
The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP, our independent registered public accounting firm for fiscal year 2024, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2024 with management and with Deloitte & Touche LLP. These audited financial statements are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte and Touche LLP its independence from us.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for filing with the SEC.

The Audit Committee
Betty R. Wynn (Chair)
Wilbert W. James, Jr.
Justin A. Kershaw
Scott H. Muse
A. Mark Zeffiro

This Report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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ATKORE 2025 PROXY STATEMENT     60

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions
Our Board has approved policies and procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Person Transaction,” which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, our Board, acting through our Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve any Related Person Transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of Atkore or a nominee to become a director of Atkore; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

Transactions with Related Parties
The Company is not aware of any related party transactions during fiscal year 2024.

[Preliminary Copy - Subject to Completion]
ATKORE 2025 PROXY STATEMENT     61

QUESTIONS AND ANSWERS & OTHER BUSINESS

What are the proxy materials?
The board of directors (the "Board") of Atkore Inc., a Delaware corporation (referred to as “Atkore,” the “Company,” “we,” “us,” or “our”), has made these proxy materials available to you on the Internet, or is providing printed proxy materials to you pursuant to your request, in connection with the solicitation of proxies for use at our Annual Meeting to be held on Tuesday, January 30, 2025, at 8:00 a.m. (Eastern Time), at the Hilton Atlanta Marietta, 500 Powder Springs St., Marietta, GA 30064, for the purpose of considering and acting upon the matters set forth in this proxy statement.

This proxy statement includes important information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and the proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. These proxy materials are being made available or distributed to you on or about [•], 2024.

As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Why did we receive only one copy of the Notice of Internet Availability and how may I obtain an additional copy?
We are sending only one copy of our Notice of Internet Availability to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If your household received a single mailing this year and you would like to have additional copies of our Notice of Internet Availability mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to Atkore Inc., c/o Corporate Secretary (Legal Department), 16100 South Lathrop Avenue, Harvey, Illinois, 60426. You may also contact us in the same manner if you received multiple copies of the Notice of Internet Availability and would prefer to receive a single copy in the future.

All stockholders and beneficial owners may access the proxy materials at www.proxyvote.com as well as the Company’s website—www.investors.atkore.com. If you would like to receive a paper copy or an e-mail copy of our proxy materials, at no charge, please make the request by mail to Atkore Inc., c/o Corporate Secretary (Legal Department), 16100 South Lathrop Avenue, Harvey, Illinois 60426, by Internet at www.proxyvote.com, by telephone to 1-800-579-1639, requesting Daniel S. Kelly, or by e-mail to sendmaterial@proxyvote.com.

What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:

▪Proposal 1: The election of nine nominees named in the proxy statement as directors for a term expiring at the 2025 Annual Meeting.

▪Proposal 2: A non-binding advisory vote approving executive compensation.

▪Proposal 3: The approval of adoption of the Fourth Amended and Restated Certificate of Incorporation to, among other things, limit the liability of certain officers of the Company as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

▪Proposal 4: The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025.

▪To transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

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ATKORE 2025 PROXY STATEMENT     62

How does the Board of directors recommend I vote on these proposals?

▪Proposal 1: “FOR” each of the nominees named in the proxy statement as directors for a term expiring at the 2025 Annual Meeting.

▪Proposal 2: “FOR” the non-binding advisory vote approving executive compensation.

▪Proposal 3: "FOR" the approval of adoption of the Fourth Amended and Restated Certificate of Incorporation to, among other things, limit the liability of certain officers of the Company as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

▪Proposal 4: “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025.

If any other matters properly come before the Annual Meeting that require a vote of the stockholders, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share, represented by the proxies, either FOR, AGAINST or ABSTAIN, in accordance with their judgment on those matters. As of the date hereof, our Board of directors is not aware of any other such matter or business to be transacted at our Annual Meeting.

Who is entitled to vote at the Annual Meeting?
The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was December 6, 2024. At the close of business on that date, we had [•] shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting held by one stockholder of record. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC ("Equiniti"), you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Company’s representatives listed on its proxy card or to vote in person at the Annual Meeting.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice of Internet Availability was forwarded to you by your broker, bank, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares using the methods prescribed by your broker, bank, trustee or other nominee on the voting instruction card provided to you. Beneficial owners are also invited to attend the Annual Meeting.

However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s, trustee’s or other nominee’s procedures for obtaining a legal proxy.

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ATKORE 2025 PROXY STATEMENT     63

What votes are required to approve each of the proposals?
Proposal 1, election of nine nominees named in the proxy statement as directors for a term expiring at the 2025 Annual Meeting, will be determined by the affirmative vote of the holders of a majority of the votes validly cast in such election. In accordance with our currently applicable By-laws, stockholders do not have the right to cumulate their votes for the election of directors. Broker non-votes and abstentions are not treated as votes cast and will have no effect on the outcome of this proposal.

Proposals 2, a non-binding advisory vote approving executive compensation, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. As an advisory vote, the result of Proposals 2 is non-binding. However, our Board and Human Resources & Compensation Committee will consider the outcome of the votes when making future decisions.

Proposal 3, the approval of adoption of the Fourth Amended and Restated Certificate of Incorporation to, among other things, limit the liability of certain officers of the Company as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote thereon. Any abstention or broker non-vote will have the effect of a vote "against" the proposal. Unless otherwise instructed, the proxyholders will vote proxies FOR the approval of Proposal 3.

Proposal 4, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. The Audit Committee has already appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte & Touche LLP for fiscal year 2025. Additionally, the Audit Committee will consider the outcome of the vote for fiscal year 2025 when making appointments of our independent registered public accounting firm in future years.

How are broker non-votes and abstentions counted?
If you hold your shares in "street name" through a broker, bank or other nominee, you should have received instructions from such broker, bank or nominee on how to instruct the holder of record to vote your shares. If you do not submit voting instructions to the holder of record, your broker may generally vote your shares in its discretion on matters designated as "routine." However, a broker cannot vote shares held in "street name" on matters designated as "non-routine" unless the broker receives voting instructions from the "street name" holder. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Only the ratification of the selection of our independent registered public accounting firm in Proposal 4 is considered a routine matter. Your broker will therefore not have discretion to vote on the “non-routine” matters set forth in Proposals 1, 2, and 3 absent direction from you. Because broker non-votes are not considered votes cast or shares entitled to vote, they will have no effect on the approval of Proposals 1 or 2. For Proposal 1, an abstention will not be counted as a vote cast either "for" or "against" that director's election and will have no effect on the outcome. For Proposals 2, 3, and 4 an abstention will have the effect of a vote against the proposal.

The presence of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum. Shares of common stock represented by proxies at the meeting, including broker non-votes and those that are marked “ABSTAIN,” will be counted as shares present for purposes of establishing a quorum.

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ATKORE 2025 PROXY STATEMENT     64

Can I vote in person at the Annual Meeting?
For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with Equiniti, you may vote your shares in person at the Annual Meeting.

What do I need to attend the Annual Meeting in person?
Space for the Annual Meeting is limited and admission will be on a first-come, first-served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver's license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of December 6, 2024, the record date, such as their most recent account statement reflecting their stock ownership prior to December 6, 2024, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.

How can I vote my shares without attending the Annual Meeting in person?
For beneficial stockholders with shares registered in the name of a broker, bank, trustee or other nominee, a number of brokerage firms and banks are participating in a program that offers an Internet voting option. Stockholders should refer to the voting instruction card provided by their broker, bank, trustee or other nominee for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Equiniti will also be able to vote using the Internet. For instructions on how to vote, please refer to the instructions included on the Notice of Internet Availability.

If your shares are held in an account at a broker, bank, trustee or other nominee participating in this program or registered directly in your name with Equiniti, you may vote those shares by accessing the following Internet website address: www.proxyvote.com. The giving of such an Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you vote by Internet, you do not need to send in a proxy card or vote instruction form. The deadline for Internet voting will be 11:59 p.m., Eastern Time, on January 29, 2025.

May stockholders ask questions?
Yes. Representatives of the Company will answer stockholders’ questions of general interest following the meeting in accordance with the rules and regulations of the annual meeting.

What if I return my proxy card but do not provide voting instructions?
If you provide specific voting instructions, your shares will be voted as you instruct. Unless contrary instructions are specified, if you sign and return a proxy card but do not specify how your shares are to be voted, the shares of the common stock of the Company represented thereby will be voted in accordance with the recommendations of the Board.

These recommendations are:
▪Proposal 1: “FOR” each of the nominees named in the proxy statement as directors for a term expiring at the 2025 Annual Meeting,

▪Proposal 2: “FOR” the non-binding advisory vote approving executive compensation,

▪Proposal 3: "FOR" the adoption of the Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Section 102(B)(7) of the Delaware General Corporation Law and to remove obsolete provisions related to classes of directors.

▪Proposal 4: "FOR" the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025.
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ATKORE 2025 PROXY STATEMENT     65

How do I change or revoke my proxy?
Subject to any rules your broker, bank, trustee or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.

Who will count and certify the votes?
Representatives of the firm of Broadridge Financial Solutions, Inc. (“Broadridge”) and the staff of our Corporate Secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the SEC on a Form 8-K within four business days after the Annual Meeting.

How can I make a proposal or make a nomination for director for next year’s annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our then current by-laws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held on January 29, 2026, the proposal or nomination must be received by us at our principal executive offices no later than August 15, 2025. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2026 (but not include it in our proxy materials) must provide written notice of such proposal to our Corporate Secretary (Attn: Legal Department) at our principal executive offices between October 2, 2025 and November 1, 2025 and comply with the other provisions of our then current by-laws.

Who pays for the cost of proxy preparation and solicitation?
Our Board is responsible for the solicitation of proxies for the Annual Meeting. Broadridge will assist us in the distribution of proxy materials , and will provide voting and tabulation services for the Annual Meeting for a fee of approximately $10,000 plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

What is the board member annual meeting attendance policy?
Each continuing board member is expected to attend the Company’s annual meeting. All board members who served as members of the Board at the time of the 2024 Annual Meeting of Stockholders attended last year’s annual meeting.
[Preliminary Copy - Subject to Completion]
ATKORE 2025 PROXY STATEMENT     66

OTHER BUSINESS
The Board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the Company’s proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

A list of stockholders entitled to be present and vote at the Annual Meeting will be available at the Company’s offices at 16100 South Lathrop Avenue, Harvey, Illinois, 60426, for inspection by the stockholders during regular business hours from December 6, 2024, to the date of the Annual Meeting.

The list also will be available during the Annual Meeting for inspection by stockholders who are present.

Whether or not you expect to attend the Annual Meeting, we urge you to vote via the Internet, as instructed on the proxy card and Notice of Internet Availability or, if so requested, by executing and returning the requested proxy card in the postage-paid envelope that will be provided, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

Daniel S. Kelly
Vice President, General Counsel and Corporate Secretary
[•], 2024

[Preliminary Copy - Subject to Completion]
ATKORE 2025 PROXY STATEMENT     67

APPENDIX A: Proposed Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the company and remove obsolete provisions related to classes of directors.

Proposed additions shown by bold underlined text and proposed deletions shown by strikethrough text.

~~THIRD~~FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ATKORE ~~INTERNATIONAL GROUP~~ INC.

ATKORE ~~INTERNATIONAL GROUP~~ INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The present name of the corporation is Atkore ~~International Group~~ Inc. (the “Corporation”).

2. The original Certificate of Incorporation of the Corporation was filed for Atkore International Group Inc. with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 4, 2010. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State on December 20, 2010. A Certificate of Amendment effecting a 1.37 for 1 stock split was filed with the Secretary of State on May 27, 2016. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State on June 10, 2016. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State on February 19, 2019. A Certificate of Amendment to change the Corporation’s name from Atkore International Group Inc. to Atkore Inc. was filed with the Secretary of State on February 11, 2021.

3. The Corporation’s ~~Second~~Third Amended and Restated Certificate of Incorporation is hereby further amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), so as to read in its entirety in the form attached hereto as Exhibit A and incorporated herein by this reference.

4. This amendment and restatement of the ~~Second~~Third Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this ~~Third~~Fourth Amended and Restated Certificate of Incorporation on the ~~13th~~[ ] day of ~~February, 2019~~[ ], 202[ ].

By:
Name:
Title:

~~THIRD~~FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ATKORE ~~INTERNATIONAL GROUP~~ INC.

FIRST . Name. The name of the Corporation is Atkore ~~International Group~~ Inc.

SECOND . Registered Office. The Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.
[Preliminary Copy - Subject to Completion]

THIRD . Purpose. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH . Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 1,100,000,000, consisting of: (x) 1,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (y) 100,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

1. Provisions Relating to the Common Stock.

(a) Except as otherwise provided in this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b) Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

2. Provisions Relating to the Preferred Stock.

(a) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences.

(b) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(c) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this ~~Third~~Fourth Amended and Restated Certificate of
[Preliminary Copy - Subject to Completion]

Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

3. Voting in Election of Directors. Except as may be required by the DGCL or as provided in this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

FIFTH . Management of Corporation. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

1. Except as may otherwise be provided by law, this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one.

3. ~~The directors of the Corporation, subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, shall be divided into three classes designated Class I, Class II and Class III until the annual meeting of stockholders to be held in 2022, except that those directors elected at the annual meetings to be held in each of 2020 and 2021 shall be elected for a one-year term. All directors shall be up for election at the annual meeting of stockholders to be held in 2022 for a one-year term and from that point forward all~~All directors shall have one-year terms, subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, and each shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. ~~Prior to the annual meeting of stockholders to be held in 2022, the following provisions shall apply: each class shall consist, as nearly as possible, of one-third of the total number of such directors, and directors of each class shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.~~

4. A ~~director whose term expires at or before the annual meeting of stockholders to be held in 2022 may be removed from office only for cause and only upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors. Upon being elected a director at the annual meeting of stockholders to be held in 2022 or~~
[Preliminary Copy - Subject to Completion]

~~thereafter, a~~ director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors. The provisions of this Section 4 of Article FIFTH shall be subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding.

5. Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, and except as otherwise provided by law, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

6. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer, provided that nothing contained in this Article shall eliminate or limit the liability of ~~a director~~ (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) a director under Section 174 of the DGCL ~~or~~, (d) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (e) an officer in any action by or in the right of the Corporation. All references in this Section 6 of Article FIFTH to an officer shall have the meaning ascribed to such term in Section 102(b)(7) of the DGCL.

7. To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses to the directors and officers of the Corporation, provided that, except as otherwise provided in the By-laws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director or officer of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director or officer, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors. The rights provided by this Section 7 of Article FIFTH shall not limit or exclude any rights, indemnities or limitations of liability to which any director or officer of the Corporation may be entitled, whether as a matter of law, under the By-laws of the Corporation, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.

SIXTH . Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

SEVENTH . Special Meetings. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office, The stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

EIGHTH . Section 203 of the DGCL. The Corporation shall be governed by Section 203 of the DGCL (“Section 203”) so long as Section 203 by its terms would apply to the Corporation.

[Preliminary Copy - Subject to Completion]

NINTH . Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this ~~Third~~Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Sections 6 or 7 of Article FIFTH shall not adversely affect any right or protection existing under this ~~Third~~Fourth Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.

TENTH . Amendment of the By-laws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the By-laws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the By-laws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws of the Corporation, provided that any such action will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders.

ELEVENTH        . Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders (c) any action asserting a claim arising out of or pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or the By-laws of the Corporation), or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

[Preliminary Copy - Subject to Completion]

[Proxy Card]
[Notice of Internet Availability]